                                  $600,000,000

                                CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 22, 1997


                                      AMONG


                        BELL & HOWELL OPERATING COMPANY,
                                  AS BORROWER,


                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                                       AND

                             BANKERS TRUST COMPANY,
                             AS ADMINISTRATIVE AGENT

                         BELL & HOWELL OPERATING COMPANY

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.          DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   2
            1.1     Certain Defined Terms. . . . . . . . . . . . . . . . . .   2
            1.2     Accounting Terms; Utilization of GAAP for
                    Purposes of Calculations Under Agreement . . . . . . . .  29
            1.3     Other Definitional Provisions. . . . . . . . . . . . . .  29

SECTION 2.          AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . .  29
            2.1     Commitments; Loans . . . . . . . . . . . . . . . . . . .  29
            2.2     Interest on the Loans. . . . . . . . . . . . . . . . . .  37
            2.3     Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  43
            2.4     Prepayments and Reductions in Commitments;
                    General Provisions Regarding Payments. . . . . . . . . .  45
            2.5     Use of Proceeds. . . . . . . . . . . . . . . . . . . . .  52
            2.6     Special Provisions Governing Eurodollar Rate
                    Loans. . . . . . . . . . . . . . . . . . . . . . . . . .  52
            2.7     Increased Costs; Taxes; Capital Adequacy . . . . . . . .  55
            2.8     Lenders' Obligation to Mitigate. . . . . . . . . . . . .  59
            2.9     Replacement of a Lender. . . . . . . . . . . . . . . . .  60
            2.10    Defaulting Lenders . . . . . . . . . . . . . . . . . . .  62

SECTION 3.          LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . .  63
            3.1     Issuance of Letters of Credit and Lenders'
                    Purchase of Participations Therein . . . . . . . . . . .  63
            3.2     Letter of Credit Fees. . . . . . . . . . . . . . . . . .  66
            3.3     Drawings and Reimbursement of Amounts Drawn
                    Under Letters of Credit. . . . . . . . . . . . . . . . .  67
            3.4     Obligations Absolute . . . . . . . . . . . . . . . . . .  70
            3.5     Indemnification; Nature of Issuing Lenders'
                    Duties . . . . . . . . . . . . . . . . . . . . . . . . .  71
            3.6     Increased Costs and Taxes Relating to Letters
                    of Credit. . . . . . . . . . . . . . . . . . . . . . . .  73

SECTION 4.          CONDITIONS TO LOANS AND LETTERS OF CREDIT. . . . . . . .  74
            4.1     Conditions to Initial Revolving Loans. . . . . . . . . .  74
            4.2     Conditions to All Loans. . . . . . . . . . . . . . . . .  78
            4.3     Conditions to Letters of Credit. . . . . . . . . . . . .  79


                                       (i)

                                                                            PAGE

SECTION 5.          REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  80
            5.1     Organization, Powers, Qualification, Good
                    Standing, Business and Subsidiaries. . . . . . . . . . .  80
            5.2     Authorization of Borrowing, etc. . . . . . . . . . . . .  81
            5.3     Financial Condition. . . . . . . . . . . . . . . . . . .  83
            5.4     No Material Adverse Change; No Restricted
                    Junior Payments. . . . . . . . . . . . . . . . . . . . .  83
            5.5     Title to Properties; Liens . . . . . . . . . . . . . . .  83
            5.6     Litigation; Adverse Facts. . . . . . . . . . . . . . . .  84
            5.7     Payment of Taxes . . . . . . . . . . . . . . . . . . . .  84
            5.8     Performance of Agreements; Materially Adverse
                    Agreements . . . . . . . . . . . . . . . . . . . . . . .  85
            5.9     Governmental Regulation. . . . . . . . . . . . . . . . .  85
            5.10    Securities Activities. . . . . . . . . . . . . . . . . .  85
            5.11    Employee Benefit Plans . . . . . . . . . . . . . . . . .  85
            5.12    Certain Fees . . . . . . . . . . . . . . . . . . . . . .  86
            5.13    Environmental Protection . . . . . . . . . . . . . . . .  86
            5.14    Employee Matters . . . . . . . . . . . . . . . . . . . .  88
            5.15    Solvency . . . . . . . . . . . . . . . . . . . . . . . .  88
            5.16    Disclosure . . . . . . . . . . . . . . . . . . . . . . .  88
            5.17    Intellectual Property. . . . . . . . . . . . . . . . . .  88

SECTION 6.          AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . .  89
            6.1     Financial Statements and Other Reports . . . . . . . . .  89
            6.2     Corporate Existence, etc.. . . . . . . . . . . . . . . .  94
            6.3     Payment of Taxes and Claims; Tax Consolidation . . . . .  95
            6.4     Maintenance of Properties; Insurance . . . . . . . . . .  95
            6.5     Inspection; Lender Meeting . . . . . . . . . . . . . . .  95
            6.6     Compliance with Laws, etc. . . . . . . . . . . . . . . .  96
            6.7     Environmental Disclosure and Inspection. . . . . . . . .  96
            6.8     Company's Remedial Action Regarding Hazardous
                    Materials. . . . . . . . . . . . . . . . . . . . . . . .  98
            6.9     Execution of Subsidiary Guaranty and Collateral
                    Documents by Future Subsidiaries; Auxiliary
                    Pledge Agreements; Release of Liens and
                    Guarantees . . . . . . . . . . . . . . . . . . . . . . .  98
            6.10    Additional Mortgages . . . . . . . . . . . . . . . . . . 101
            6.11    BHFS Advances to Company . . . . . . . . . . . . . . . . 102

SECTION 7.          NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . 102
            7.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . 102
            7.2     Liens and Related Matters. . . . . . . . . . . . . . . . 105
            7.3     Investments; Joint Ventures. . . . . . . . . . . . . . . 107
            7.4     Contingent Obligations . . . . . . . . . . . . . . . . . 108
            7.5     Restricted Junior Payments; Certain Other
                    Payments . . . . . . . . . . . . . . . . . . . . . . . . 110
            7.6     Financial Covenants. . . . . . . . . . . . . . . . . . . 112


                                      (ii)

                                                                            PAGE

            7.7     Restriction on Fundamental Changes; Asset
                    Sales; Acquisitions. . . . . . . . . . . . . . . . . . . 114
            7.8     Sales and Lease-Backs. . . . . . . . . . . . . . . . . . 116
            7.9     Sale or Discount of Receivables. . . . . . . . . . . . . 116
            7.10    Transactions with Shareholders and Affiliates. . . . . . 117
            7.11    Disposal of Subsidiary Stock . . . . . . . . . . . . . . 117
            7.12    Conduct of Business. . . . . . . . . . . . . . . . . . . 117
            7.13    Amendments of Certain Documents; Other Matters
                    Related to Indentures. . . . . . . . . . . . . . . . . . 118
            7.14    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . 119
            7.15    Separate Identity of Parent and Company. . . . . . . . . 120

SECTION 8.          EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . 120
            8.1     Failure to Make Payments When Due. . . . . . . . . . . . 120
            8.2     Default in Other Agreements. . . . . . . . . . . . . . . 120
            8.3     Breach of Certain Covenants. . . . . . . . . . . . . . . 121
            8.4     Breach of Warranty . . . . . . . . . . . . . . . . . . . 121
            8.5     Other Defaults Under Loan Documents. . . . . . . . . . . 121
            8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.  . 121
            8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.  . . 122
            8.8     Judgments and Attachments. . . . . . . . . . . . . . . . 122
            8.9     Dissolution. . . . . . . . . . . . . . . . . . . . . . . 122
            8.10    Employee Benefit Plans . . . . . . . . . . . . . . . . . 123
            8.11    Change in Control. . . . . . . . . . . . . . . . . . . . 123
            8.12    Invalidity of Guaranties . . . . . . . . . . . . . . . . 123
            8.13    Failure of Security. . . . . . . . . . . . . . . . . . . 123

SECTION 9.          ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . 125
            9.1     Appointment. . . . . . . . . . . . . . . . . . . . . . . 125
            9.2     Powers; General Immunity . . . . . . . . . . . . . . . . 125
            9.3     Representations and Warranties; No
                    Responsibility For Appraisal of
                    Creditworthiness . . . . . . . . . . . . . . . . . . . . 127
            9.4     Right to Indemnity . . . . . . . . . . . . . . . . . . . 127
            9.5     Successor Administrative Agent and Swing Line
                    Lender . . . . . . . . . . . . . . . . . . . . . . . . . 128
            9.6     Collateral Documents and Guaranties. . . . . . . . . . . 128

SECTION 10.         GUARANTY OF PARENT . . . . . . . . . . . . . . . . . . . 129
            10.1    Guaranty by Parent . . . . . . . . . . . . . . . . . . . 129
            10.2    Terms of Guaranty. . . . . . . . . . . . . . . . . . . . 129


                                      (iii)

                                                                            PAGE

SECTION 11.         MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 133
            11.1    Assignments and Participations in Loans and
                    Letters of Credit. . . . . . . . . . . . . . . . . . . . 133
            11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . 136
            11.3    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . 137
            11.4    Set Off; Security Interest in Deposit Accounts . . . . . 138
            11.5    Ratable Sharing. . . . . . . . . . . . . . . . . . . . . 139
            11.6    Amendments and Waivers . . . . . . . . . . . . . . . . . 139
            11.7    Independence of Covenants. . . . . . . . . . . . . . . . 141
            11.8    Notices. . . . . . . . . . . . . . . . . . . . . . . . . 141
            11.9    Survival of Representations, Warranties and
                    Agreements . . . . . . . . . . . . . . . . . . . . . . . 142
            11.10   Failure or Indulgence Not Waiver; Remedies
                    Cumulative . . . . . . . . . . . . . . . . . . . . . . . 142
            11.11   Marshalling; Payments Set Aside. . . . . . . . . . . . . 142
            11.12   Severability . . . . . . . . . . . . . . . . . . . . . . 143
            11.13   Obligations Several; Independent Nature of
                    Lenders' Rights. . . . . . . . . . . . . . . . . . . . . 143
            11.14   Headings . . . . . . . . . . . . . . . . . . . . . . . . 143
            11.15   Applicable Law . . . . . . . . . . . . . . . . . . . . . 143
            11.16   Successors and Assigns . . . . . . . . . . . . . . . . . 143
            11.17   Consent to Jurisdiction and Service of Process . . . . . 144
            11.18   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . 144
            11.19   Confidentiality. . . . . . . . . . . . . . . . . . . . . 145
            11.20   Counterparts; Effectiveness. . . . . . . . . . . . . . . 146

                    Signature pages  . . . . . . . . . . . . . . . . . . . . S-1


                                      (iv)

                                    EXHIBITS


I                FORM OF NOTICE OF BORROWING
II               FORM OF NOTICE OF CONVERSION/CONTINUATION
III              FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV               FORM OF REVOLVING NOTE
V                FORM OF SWINGLINE NOTE
VI               FORM OF COMPLIANCE CERTIFICATE
VII              FORM OF OPINIONS OF COUNSEL TO COMPANY
VIII             FORM OF OPINION OF O'MELVENY & MYERS
IX               FORM OF ASSIGNMENT AGREEMENT
X                FORM OF FINANCIAL CONDITION CERTIFICATE
XI               FORM OF COMPANY OR PARENT PLEDGE AGREEMENT
XII              FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIII             FORM OF SUBSIDIARY GUARANTY
XIV              FORM OF MORTGAGE
XV               FORM OF COLLATERAL ACCOUNT AGREEMENT


                                       (v)

                                    SCHEDULES


2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1C      EXISTING LETTERS OF CREDIT
5.1       SUBSIDIARIES OF COMPANY
5.5       REAL PROPERTY ASSETS
5.13      ENVIRONMENTAL MATTERS
7.1       CERTAIN EXISTING INDEBTEDNESS
7.2       CERTAIN EXISTING LIENS
7.3       CERTAIN EXISTING INVESTMENTS
7.4       CERTAIN EXISTING CONTINGENT OBLIGATIONS


                                      (vi)

                         BELL & HOWELL OPERATING COMPANY
                                CREDIT AGREEMENT



          This CREDIT AGREEMENT is dated as of September 22, 1997 and entered into by and among BELL & HOWELL OPERATING COMPANY, a Delaware corporation ("COMPANY"), BELL & HOWELL COMPANY, a Delaware corporation and owner of all of the equity securities of Company ("PARENT"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF, together with their successors and permitted assigns hereunder (each individually referred to herein as a "LENDER" and collectively as "LENDERS") and BANKERS TRUST COMPANY ("BANKERS"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").


                                 R E C I T A L S


          WHEREAS, Parent and Company desire to effect a series of transactions involving the Company (the "Transactions"), including the Common Stock Offering (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) and the refinancing of (i) that certain Amended and Restated Credit Agreement dated as of April 22, 1996, among Parent, Company, the Lenders, Administrative Agent and Bank of America National Trust and Savings Association and The First National Bank of Chicago, as co-agents for Lenders, as amended to the date hereof (the "Existing Credit Agreement"), (ii) the Company's outstanding 10-3/4% Subordinated Notes, and (iii) the Parent's outstanding 11-1/2% Senior Discount Debentures;

          WHEREAS, Parent will receive not less than $95,000,000 in cash proceeds from the Common Stock Offering;

          WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which, together with the net proceeds from the Common Stock Offering, will be used to (i) repay in full all Indebtedness outstanding under the Existing Credit Agreement, (ii) repurchase or redeem the Company's outstanding 10-3/4% Subordinated Notes, (iii) repurchase or redeem the outstanding shares of the Parent Preferred Stock, and (iv) provide financing for working capital and/or other general purposes of Company and its Subsidiaries;

          WHEREAS, Parent has agreed to guarantee the Obligations hereunder and under the Loan Documents;

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          WHEREAS, the Domestic Subsidiaries of Company (other than the BHFS
Group and the Inactive Subsidiaries) have agreed to guarantee the Obligations hereunder and under the Loan Documents and have agreed to secure such Obligations under the Subsidiary Guaranty with the Liens on the Collateral granted to Administrative Agent, on behalf of Lenders under the Collateral Documents; and

          WHEREAS, Company has agreed to secure the Obligations hereunder and under the Loan Documents with the Liens on the Collateral granted to Administrative Agent on behalf of Lenders under the Collateral Documents.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Parent, Lenders and Administrative Agent agree as follows:


SECTION 1.     DEFINITIONS

1.1    CERTAIN DEFINED TERMS.

               The following terms used in this Agreement shall have the following meanings:

               "10-3/4% SUBORDINATED NOTE INDENTURE" means the Indenture dated as of October 5, 1992 between Company and State Street Bank and Trust Company, as Trustee, pursuant to which the 10-3/4% Subordinated Notes were issued, as such Indenture may be amended supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under subsection 7.13.

               "10-3/4% SUBORDINATED NOTES" means the 10-3/4% Series B Senior Subordinated Notes due October 1, 2002 issued in the aggregate principal amount of $125,000,000 by Company pursuant to the 10-3/4% Subordinated Note Indenture.

               "11-1/2% SENIOR DISCOUNT DEBENTURE INDENTURE" means the Indenture dated as of February 23, 1993 between Parent and State Street Bank and Trust Company, as Trustee, pursuant to which the 11-1/2% Senior Discount Debentures were issued, as such Indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under subsection 7.13.

               "11-1/2% SENIOR DISCOUNT DEBENTURES" means the 11-1/2% Series B Senior Discount Debentures of Parent issued in an aggregate principal amount of $353,500,000 pursuant to the 11-1/2% Senior Discount Debenture Indenture.

               "ACQUISITION" means any transaction, or series of related transactions, pursuant to which Company or any of its Subsidiaries acquires all or a substantial portion of the business, property, fixed assets, stock or other evidence of beneficial ownership of any Person or of a division or line of business of any Person and which in the case of the acquisition of stock or other beneficial ownership interests, makes such Person a direct or indirect Subsidiary of Company.

               "ACQUISITION EXPENDITURES" means the aggregate consideration paid by Company or any of its Subsidiaries, including without limitation the fair market value of all Cash, property, stock or services paid or otherwise transferred, and the amount of all assumed or incurred Indebtedness or other incurred liabilities in connection with an Acquisition.

               "ADDITIONAL MORTGAGE" and "ADDITIONAL MORTGAGES" have the meanings assigned to those terms in subsection 6.10.

               "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

               "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

               "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

               "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

               "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "AGREEMENT" means this Credit Agreement dated as of September 22, 1997, as it may be further amended, supplemented or otherwise modified from time to time.

               "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly-Owned Subsidiaries of
(i) any of the stock of any of Company's Subsidiaries (other than an Inactive Subsidiary), (ii) all or substantially all of the assets of any division or line of business of Company or any of its Subsidiaries (other than an Inactive Subsidiary), or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than (a) inventory sold in the ordinary course of business, (b) receivables sold by BHFS Group in the ordinary course of business so long as such sale is permitted under subsection 7.9, (c) receivables sold by Foreign Subsidiaries in the ordinary course of business in accordance with past practices so long as such sale is permitted under subsection 7.9, (d) any other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less or $5,000,000 or less in the aggregate for all such excluded transactions and (e) the sale or sale and leaseback of the Real Property Asset located at 6800 McCormick, Lincolnwood, Illinois.

               "ASSIGNMENT AGREEMENT" means an Assignment Agreement entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in substantially the form of EXHIBIT IX annexed hereto.

               "AUXILIARY PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed from time to time in accordance with subsection 6.9 by Company or any Domestic Subsidiary (other than BHFS Group and any Inactive Subsidiaries) that owns capital stock of the Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Auxiliary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "AUXILIARY PLEDGE AGREEMENTS" means all such pledge agreements, collectively.

               "BANKERS" has the meaning assigned to that term in the introduction to this Agreement.

               "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

               "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

               "BHFS" means Bell & Howell Financial Services Company, a Delaware corporation and a Subsidiary of Company.

               "BHFS GROUP" means BHFS and its Subsidiaries.

               "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day during which trading is conducted by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

               "CANADIAN RECEIVABLES DIVISION" means the division of Bell & Howell Ltd., a Canadian corporation and a Wholly-Owned Subsidiary of Company, engaged in receivables financing for Company's Canadian operations.

               "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "CASH" means money, currency or a credit balance in a Deposit Account.

               "CASH EQUIVALENTS" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA or better from Moody's Investors Service, Inc. ("Moody's") or an equivalent rating from Standard & Poor's Corporation ("S&P"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank chartered in the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $250,000,000 (each Lender and each such commercial bank herein called a "CASH EQUIVALENT BANK"); (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (whether such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank);
(vi) shares of any money market mutual fund that (a) has at least 95% of its assets continuously invested in the types of investments referred to in clauses
(i) - (iv) above, (b) has net assets of not less than $500,000,000, and (c) has a rating of AA or better from Moody's or equivalent rating from S&P and (vii) with respect to Foreign Subsidiaries, investments of the types described in clauses (iv) and (v) above issued by or purchased from a Cash Equivalent Bank or any commercial bank of recognized standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $100,000,000.

               "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

               "CERTIFICATE RE NON-BANK STATUS" means a certificate in form and substance satisfactory to Administrative Agent delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii) pursuant to which such Lender certifies that it is not (i) a "bank" as such term is defined in subsection 881(c)(3) of the Internal Revenue Code; (ii) a 10 percent shareholder of Company within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Internal Revenue Code; or (iii) a "controlled" foreign corporation related to Company within the meaning of Section 864(d)(4) of the Internal Revenue Code.

               "CLOSING DATE" means September 22, 1997.

               "COLLATERAL" means, collectively, all real, personal and mixed property collateral securing the Obligations pursuant to the Collateral Documents.

               "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

               "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

               "COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Parent Pledge Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreements, the Mortgages, the Auxiliary Pledge Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, Liens in real, personal or mixed property of that Loan Party as security for the Obligations.

               "COLLATERAL RELEASE DATE" has the meaning assigned to that term in subsection 6.9D.

               "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or its Subsidiaries.

               "COMMITMENT TERMINATION DATE" means December 31, 2003.

               "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

               "COMMON STOCK OFFERING" means the public offering of Parent's common stock to be made on or before the Closing Date.

               "COMPANY" has the meaning assigned to that term in the introduction to this Agreement, and upon consummation of any combination of Parent and Company permitted by subsection 7.7(vii) in which Parent is the surviving corporation, shall mean and include Parent.

               "COMPANY COMMON STOCK" means the common stock of Company, par value $.01 per share, as such par value may be changed from time to time.

               "COMPANY PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of
Exhibit XI annexed hereto, as such Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form annexed hereto as EXHIBIT VI delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

               "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other beneficial ownership of, any Person.

               "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income,
(ii) Consolidated Net Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense and
(vi) other non-cash items reducing

Consolidated Net Income LESS other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

               "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four consecutive fiscal quarters.

               "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Cash Interest Expense,
(ii) all dividends on Preferred Stock paid or payable in Cash to the extent required to permit Parent to pay Cash interest on the 11-1/2% Senior Discount Debentures, (iii) all dividends on Company Common Stock paid or payable in Cash to the extent permitted to be so paid pursuant to subsection 7.5, (iv) scheduled amortization payments made on all Indebtedness of Company and its Subsidiaries (other than BHFS Group and the Canadian Receivables Division) other than payment of the Senior Notes upon the final scheduled maturity thereof or the repurchase or redemption thereof, and (v) Consolidated Capital Expenditures MINUS Acquisition Expenditures for such period, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

               "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest), net of cash interest income, of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to the Administrative Agent and Lenders on or before the Closing Date.

               "CONSOLIDATED NET CASH INTEREST EXPENSE" means, for any period, Consolidated Net Interest Expense less the sum of any amounts not payable in cash (including amortization of deferred financing fees).

               "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries,
(iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses, and increases or decreases resulting from cumulative accounting changes.

               "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP; PROVIDED that increases or decreases resulting from (i) cumulative currency translation adjustments,
(ii) extraordinary gains or losses incurred subsequent to December 28, 1996 (determined in accordance with GAAP), (iii) cumulative accounting changes, (iv) one-time write-offs or write-downs of goodwill but not including any amortization of goodwill in the ordinary course) and (v) redemptions of Preferred Stock to the extent required to permit Parent to make Debt Repurchases permitted in accordance with subsection 7.5, shall be excluded.

               "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATING" means for the purposes of subsections 5.3 and 6.1, with respect to quarterly financial statements, consolidating by major business line of Company as prepared by Company on June 28, 1997 for internal use, and with respect to annual financial statements, consolidating by Subsidiary of Company.

               "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person, other than Contractual Obligations or liabilities that constitute Indebtedness,
(i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, PROVIDED that nothing in this clause (b) shall be deemed to include payments in the nature of damages which arise solely as a result of a breach of or default in a contractual obligation and which are payable by such breaching or defaulting party, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. In the event any such amount is not readily determinable, the Company may make a good faith estimate of such amount.

               "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, forward or futures contracts for the purchase of bullion or foreign currencies and other similar arrangements, option contract, synthetic cap or other similar agreement or arrangement (but excluding any option contract or other similar agreement or arrangement under which Company and its Subsidiaries have no liability for the payment of any amounts other than the payment of a usual and customary purchase price), in each case with a term of 60 months or less, designed to protect Company or any of its Subsidiaries against fluctuations in currency values with respect to (i) known or reasonably anticipated receipts or disbursements of funds or (ii) currency translations of earnings of the Company's Foreign Subsidiaries.

               "DEBT REPURCHASES" means the aggregate principal amount or accreted value, as the case may be, of all Senior Notes, 10-3/4% Subordinated Notes and 11-1/2% Senior Discount Debentures redeemed or otherwise repurchased by Company or Parent after the Closing Date as permitted by subsection 7.5.

               "DEFAULT EXCESS" has the meaning assigned to such term in subsection 2.10.

               "DEFAULT PERIOD" has the meaning assigned to such term in subsection 2.10.

               "DEFAULTED REVOLVING LOAN" has the meaning assigned to such term in subsection 2.10.

               "DEFAULTING LENDER" has the meaning assigned to such term in subsection 2.10.

               "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

               "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

               "DOMESTIC SUBSIDIARY" means a Subsidiary of Company which is incorporated in a state of the United States or in the District of Columbia.

               "DM" means Deutschemarks, the lawful money of the Federal Republic of Germany.

               "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $250,000,000; (b) a commercial bank organized under the laws of any other country or a political subdivision thereof having unimpaired capital and surplus of not less than $250,000,000; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses having unimpaired capital and surplus of not less than $250,000,000, including, but not limited to, insurance companies, mutual funds and lease financing companies, and
(ii) any Lender and any Affiliate of any Lender and, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor; PROVIDED that no Affiliate of Company shall be an Eligible Assignee.

               "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time during the three years preceding the Closing Date, maintained or contributed to by Company or any of its ERISA Affiliates, or as to which Company or any of its ERISA Affiliates has any liability or obligation as a current or former employer or sponsor.

               "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement order or other order or direction by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

               "ENVIRONMENTAL LAWS" means all applicable statutes, ordinances, orders, rules, regulations or decrees relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, applicable to Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C.
Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

               "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

               "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure (excluding an inadvertent immaterial failure) to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension

Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA;
(v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

               "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

               "EVENT OF DEFAULT" means each or any one of the events set forth in Section 8.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

               "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

               "EXISTING LETTER OF CREDIT" shall have the meaning provided in subsection 3.1C.

               "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective Affiliates.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

               "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year occurs.

               "FOREIGN FINANCIAL ACCOMMODATIONS" means, with respect to any Foreign Subsidiary (excluding the Canadian Receivables Division), arrangements for the extension of credit to such Foreign Subsidiary or other financial accommodation for the benefit of such Foreign Subsidiary, in each case from a Person other than the Company or any Subsidiary, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance or surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, but excluding trade accounts payable arising in the ordinary course of business of such Foreign Subsidiary. For the purposes of this Agreement, the amount of any Foreign Financial Accommodation shall be equal to the maximum liability which may be asserted against the relevant Foreign Subsidiary with respect thereto.

               "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company which is incorporated in a jurisdiction other than the states of the United States and the District of Columbia.

               "FUNDING DATE" means the date of the funding of a Loan.

               "FUNDING DEFAULT" has the meaning assigned to such term in subsection 2.10.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

               "GOVERNMENTAL AUTHORIZATION" means any applicable permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

               "GUARANTIES" means collectively the Subsidiary Guaranty and the guaranty made by Parent pursuant to Section 10 hereof, and "GUARANTY" means any one of such Guaranties.

               "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (ix) pesticides (other than those used in routine maintenance).

               "INACTIVE SUBSIDIARY" means any Subsidiary of Company that does not engage in any significant business activity or own any asset or assets (including capital stock of another Person) with an aggregate fair market value in excess of $100,000 or generate revenues in excess of $50,000 annually and does not have any Subsidiary other than an Inactive Subsidiary; PROVIDED that neither the aggregate assets owned nor the aggregate revenues generated by all Inactive Subsidiaries shall exceed $250,000.

               "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and royalty payments and similar liabilities accrued in the ordinary course of business in accordance with past practices that are not overdue by more than 90 days), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations which constitute Contingent Obligations are not Indebtedness.

               "INDEMNITEE" has the meaning assigned to that term in subsection 11.3.

               "INDENTURES" means the Senior Note Indenture, the 11-1/2% Senior Discount Debenture Indenture, and the 10-3/4% Subordinated Note Indenture.

               "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, republishing rights, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

               "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each February 28 (or 29, as the case may be), May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of six months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

               "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

               "INTEREST RATE AGREEMENT" means any interest rate agreement, including swaps, collars or other similar agreement or arrangement (but excluding any interest rate cap agreement) designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

               "INTEREST RATE DETERMINATION DATE" means the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Loan.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

               "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other

Securities of any other Person (other than a direct or indirect Wholly-Owned Domestic Subsidiary of Company), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a direct or indirect Domestic Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

               "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

               "KEYSTONE" means Keystone, Inc. or its successors.

               "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 11.1.

               "LETTER OF CREDIT" or "LETTERS OF CREDIT" means the Standby Letters of Credit and Commercial Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

               "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

               "LEVERAGE RATIO" means the ratio of (i) Consolidated Total Debt LESS the amount of Non-Recourse Debt of the BHFS Group to the extent included in Consolidated Total Debt as of the last day of any fiscal quarter to
(ii) Consolidated EBITDA for the four consecutive fiscal quarters ended as of the last day of such fiscal quarter.

               "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any trust or other preferential arrangement having the practical effect of any of the foregoing.

               "LOAN" or "LOANS" means one or more of the Revolving Loans or Swingline Loans or any combination thereof.

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

               "LOAN PARTY" means each of Company, Parent and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

               "LOCAL FOREIGN DEBT" means with respect to any Foreign Subsidiary, Foreign Financial Accommodations incurred by such Foreign Subsidiary in any country where such Foreign Subsidiary conducts its business.

               "MARGIN DETERMINATION CERTIFICATE" means an Officer's Certificate of Company delivered pursuant to subsection 6.1(iv) setting forth in reasonable detail the Leverage Ratio for the four-fiscal quarter period ending as of the last day of the fiscal quarter immediately preceding the fiscal quarter during which such Officer's Certificate is delivered.

               "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, or
(ii) the impairment in any material respect of the ability of the Loan Parties, taken as a whole, to perform, or of Administrative Agent or Lenders to enforce, the Obligations; PROVIDED THAT, failure to perform as projected in the reports provided pursuant to subsection 6.1(xii) shall not be the sole basis for a Material Adverse Effect and a decline in the price of Parent or Company's stock shall not be the basis for a Material Adverse Effect.

               "MORTGAGE" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by Company or any of its Subsidiaries on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, encumbering a fee interest in Real Property Assets as such instrument may be further amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments, including any Additional Mortgages, collectively.

               "MORTGAGE POLICIES" means ALTA mortgagee title insurance policies issued by a title insurance company satisfactory to Administrative Agent, in the amounts satisfactory to Administrative Agent with respect to any particular Real Property Assets subject to Mortgages, assuring Administrative Agent that the applicable Mortgages create valid and enforceable first priority mortgage liens on the respective Real Property Assets subject to Mortgages, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which Mortgage Policies shall be in form and substance reasonably satisfactory to Administrative Agent and shall include an endorsement for mechanics' liens, for any other matters that Administrative Agent may reasonably request and for future advances under this Agreement, the Notes and the other Loan Documents, and shall provide for affirmative insurance and such reinsurance as Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or within the three years preceding the Closing Date has contributed to, or to which Company or any of its ERISA Affiliates has, or has had within the three years preceding the Closing Date, an obligation to contribute, or has any liability or obligation as a current or former employer or sponsor.

               "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide cash costs and expenses directly related to such sale including (i) income taxes reasonably estimated to be payable within two years of the date of such Asset Sale or that would be payable in the absence of net operating or capital loss carryforwards or tax credits, in each case as a result of such Asset Sale, (ii) severance payments made or to be made as a result of such Asset Sale, (iii) moving expenses directly related to such Asset Sale and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) required to be repaid under the terms thereof as a result of such Asset Sale, PROVIDED, that Net Cash Proceeds shall include the amount of all income taxes estimated to be payable as a result of such Asset Sale that are not actually paid within two years from the consummation of such Asset Sale or for which net operating loss carryforwards and tax credits are not reduced.

               "NON-RECOURSE DEBT" means Indebtedness which (i) is not secured by any asset of Company or any of its Subsidiaries (other than BHFS Group);
(ii) by its terms does not restrict the operations and activities of Company and its Subsidiaries (other than BHFS Group); (iii) by its terms contains no financial covenants applicable to Company and its Subsidiaries (other than BHFS Group); (iv) is not guarantied by Company or any of its Subsidiaries (other than BHFS Group); and (v) is non-recourse in every way to Company and its Subsidiaries (other than BHFS Group).

               "NOTES" means one or more of the Revolving Notes or Swingline Note or any combination thereof (as such promissory notes may be amended, endorsed or otherwise modified from time to time, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof).

               "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

               "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

               "NOTIFICATION DATE" has the meaning assigned to that term in subsection 3.1A.

               "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

               "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), its president, one of its vice presidents, its chief financial officer, its chief accounting officer or its treasurer; PROVIDED that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, he has made or has caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

               "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

               "OWNED REAL PROPERTY ASSETS" means Real Property Assets that are owned in fee by Company or any of its Subsidiaries.

               "PARENT" has the meaning assigned to that term in the introduction to this Agreement and, upon consummation of any combination of Parent and Company permitted by subsection 7.7(vii) in which Company is the surviving corporation, shall mean and include Company.

               "PARENT PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by Parent pursuant to subsection 6.9, as such Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

               "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

               "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vii) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

               (viii) Liens arising from filing Uniform Commercial Code financing statements relating solely to leases permitted by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

               (x) licenses or sublicenses relating to any patents or any trademarks granted to others by Company or a Subsidiary of Company in accordance with the provisions of any such agreement.

               "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

               "PLEDGED SUBSIDIARY" means any Subsidiary of Company, the capital stock of which has been pledged to Administrative Agent, on behalf of Lenders, pursuant to the Company Pledge Agreement, or a Subsidiary Pledge Agreement or Auxiliary Pledge Agreement, as applicable.

               "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "PREFERRED STOCK" means the $121.33 Preferred Stock of Company, with a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon, if any, with the terms set forth in the Certificate of Designations filed with the Secretary of State of Delaware on February 23, 1993 or any preferred stock of Company issued in substitution therefor upon terms, including, without limitation, preferences, amount and type of dividends payable with respect thereto, dividend payment dates, redemption provisions, voting rights and the like, and subject to documentation, acceptable to Administrative Agent and Requisite Lenders.

               "PRIME RATE" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

               "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation showing the impact of a proposed transaction on the consolidated financial position and operations of the Company for the twelve-month period immediately preceding the date of the proposed transaction and giving effect to the occurrence of the proposed transaction at the beginning of such twelve-month period and including appropriate adjustments to give effect to such proposed transaction, including without limitation after giving effect to all Indebtedness incurred or assumed in connection therewith and calculating interest on any such Indebtedness at a fixed rate equal to the rate (whether fixed or floating) which such Indebtedness would bear on the date of determination.

               "PRO RATA SHARE" means with respect to each Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 11.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

               "PROCEEDINGS" has the meaning assigned to that term in subsection 6.1(ix).

               "REAL PROPERTY ASSETS" means interests in land, buildings, improvements and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by Company or any of its Subsidiaries.

               "REFERENCE LENDERS" means Bankers, The First National Bank of Chicago and The Bank of Nova Scotia.

               "REFUNDED SWINGLINE LOANS" has the meaning assigned to that term in subsection 2.1A(ii).

               "REGISTER" has the meaning assigned to such term in subsection 2.1E.

               "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

               "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

               "REPLACED LENDER" has the meaning assigned to such term in subsection 2.9C.

               "REPLACEMENT LENDER" has the meaning assigned to such term in subsection 2.9C.

               "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

               "REQUISITE LENDERS" means Lenders having or holding 51% or more of the aggregate Revolving Loan Exposure of all Lenders.

               "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and
(iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

               "REVOLVING LOAN COMMITMENT" or "REVOLVING LOAN COMMITMENTS" means the commitment or commitments of a Lender or Lenders to make Revolving Loans to Company pursuant to subsection 2.1A(i).

               "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in the applicable Letters of Credit and any unreimbursed drawings under any Letters of Credit) PLUS (c) the aggregate amount of all participations purchased by that Lender in outstanding Letters of Credit and any unreimbursed drawings under any Letters of Credit PLUS
(d) in the event that Lender is the Swingline Lender, the aggregate outstanding principal amount of the Swingline Loans (net of any participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swingline Loans.

               "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

               "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 11.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "SENIOR DEBT REPURCHASE FACILITY" has the meaning assigned to that term in subsection 2.1A(i).

               "SENIOR NOTE INDENTURE" means the Indenture dated as of June 21, 1993 between Company and State Street Bank and Trust Company, as Trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under subsection 7.13.

               "SENIOR NOTES" means the $80,000,000 aggregate principal amount of 9-1/4% Senior Notes due July 15, 2000 of Company issued pursuant to the Senior Note Indenture.

               "SENIOR INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Senior Notes and (ii) any other senior indebtedness of Company permitted under subsection 7.1(vii).

               "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of May 10, 1988 among Company, Management Shareholders (as defined therein) and Investor Shareholders (as defined therein), as amended to the Closing Date and as it may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

               "SOLVENT" means, with respect to any Person, that as of the date of determination, considering all financing alternatives and potential asset sales reasonably available to such Person, both (A) (i) the then fair saleable value of the assets of such Person is (y) greater than the total amount of liabilities (including Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due;

and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

               "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting trade payables.

               "SUBORDINATED DEBT REPURCHASE FACILITY" has the meaning assigned to that term in subsection 2.1A(i).

               "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the 10-3/4% Subordinated Notes, (ii) any other Indebtedness of Company permitted under subsection 7.1 that is subordinated in right of payment to the Obligations, including without limitation upon any combination of Company and Parent permitted under subsection 7.7(vii), the 11-1/2% Senior Discount Debentures, and (iii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

               "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

               "SUBSIDIARY GUARANTY" means each Guaranty executed and delivered by Domestic Subsidiaries of Company (other than BHFS Group and the Inactive Subsidiaries) on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, and any other guaranty substantially in the form of such Guaranties executed from time to time thereafter in accordance with subsection 6.9, as any such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY GUARANTIES" means all such Guaranties, collectively.

               "SUBSIDIARY PLEDGE AGREEMENT" means each Pledge Agreement executed and delivered by the Domestic Subsidiaries of Company (other than BHFS Group and the Inactive Subsidiaries) on the Closing Date, substantially in the form of Exhibit XII annexed hereto, and any other pledge agreement substantially in the form of such Pledge Agreements executed from time to time thereafter in accordance with subsection 6.9, as any such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Pledge Agreements, collectively.

               "SWINGLINE LENDER" means Bankers, in its capacity as Swingline Lender hereunder.

               "SWINGLINE LOAN COMMITMENT" means the commitment of Swingline Lender to make Swingline Loans pursuant to subsection 2.1A(ii).

               "SWINGLINE LOANS" means the Swingline Loans made by Swingline Lender to Company pursuant to subsection 2.1A(ii).

               "SWINGLINE NOTE" means the promissory note of Company issued pursuant to subsection 2.1D on the Closing Date substantially in the form of
EXHIBIT V annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

               "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

               "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans PLUS (ii) the aggregate principal amount of all outstanding Swingline Loans PLUS (iii) the Letter of Credit Usage.

               "TRANSACTION COSTS" means the fees, costs and expenses payable by Company pursuant hereto in connection with the execution and delivery of this Agreement.

               "TRANSACTIONS" has the meaning assigned to that term in the recitals to this Agreement.

               "WHOLLY-OWNED" means, with respect to any Subsidiary of a Person, a Subsidiary to the extent all of the capital stock or other ownership interests in such Subsidiary (except for directors' qualifying shares required by applicable law) is owned directly or indirectly by such Person; PROVIDED that Bell & Howell France, S.A. shall also be a "Wholly-Owned" Subsidiary of Company.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation; PROVIDED that the consolidated and Consolidating financial statements and other information required to be delivered pursuant to clauses (i) and (ii) of subsection 6.1 will not be prepared in accordance with GAAP to the extent that GAAP requires that information be provided in footnotes. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with GAAP as in effect on the Closing Date.

1.3    OTHER DEFINITIONAL PROVISIONS.

               References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. For the purposes of this Agreement, "amended, supplemented or otherwise modified" shall mean amended, restated, extended, renewed, supplemented or modified in any manner.


SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1    COMMITMENTS; LOANS.

       A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in this subsection 2.1A to the extent of its Commitment with respect thereto.

               (i) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. Each Lender's commitment to make Revolving Loans to Company pursuant to this subsection 2.1A(i) is herein called its

       "Revolving Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the "Revolving Loan Commitments". The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Revolving Loan Commitments as of the Closing Date is $600,000,000; PROVIDED that (x) until July 15, 2000, $80,000,000 of such Revolving Loan Commitments shall be available only for redemptions or repurchases of Senior Notes permitted pursuant to subsection 7.5 (the "Senior Debt Repurchase Facility") and (y) until February 1, 1998, $170,000,000 (less the amount of Debt Repurchases made on or after the Closing Date in excess of the first $95,000,000) of Revolving Loan Commitments shall be available only for redemptions or repurchases of the 10 3/4% Subordinated Notes, the Preferred Stock and/or the 11-1/2% Senior Discount Debentures permitted pursuant to subsection 7.5 (the "Subordinated Debt Repurchase Facility"); PROVIDED further that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 11.1B; and PROVIDED FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii). Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on October 15, 1997 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                       (a) the amount otherwise available to be borrowed or maintained as Revolving Loans under the Revolving Loan Commitments as of any time of determination (other than to the extent such borrowing will be used to repay Swingline Loans, reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company) shall be reduced by (1) the aggregate principal amount of Swingline Loans outstanding as of such time of determination PLUS (2) the Letter of Credit Usage as of such time of determination; and

                       (b) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

               (ii) SWINGLINE LOANS. Swingline Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date by making Swingline Loans to Company in an aggregate amount not exceeding the amount of the Swingline Loan Commitment to be used for the purposes identified in subsection 2.5A, notwithstanding the fact that such Swingline Loans, when aggregated with Swingline Lender's outstanding Revolving Loans and Swingline Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swingline Lender's Revolving Loan Commitment. Swingline Lender's commitment to make Swingline Loans to Company pursuant to this subsection 2.1A(ii) is herein called its "SWINGLINE LOAN COMMITMENT", and the original amount of the Swingline Loan Commitment is $15,000,000. The Swingline Loan Commitment shall expire on the Commitment Termination Date and all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans shall be paid in full no later than that date; PROVIDED that Swingline Lender's Swingline Loan Commitment shall expire immediately and without further action on October 15, 1997 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Swingline Loans and the Swingline Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

                       (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                       (b) any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4A which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swingline Loan Commitment shall result in an automatic corresponding reduction of the Swingline Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Administrative Agent or Swingline Lender.

               With respect to any Swingline Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4A(i) within 14 days after the making thereof, Swingline Lender shall, and prior to such time, may, in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders having Revolving Loan

       Commitments to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swingline Loans (the "REFUNDED SWINGLINE LOANS") outstanding on the date such notice is given which Swingline Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swingline Lender shall be immediately delivered by Administrative Agent to Swingline Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swingline Loans and (ii) on the day such Revolving Loans are made, Swingline Lender's Pro Rata Share of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans, shall no longer be due under the Swingline Note of Swingline Lender, shall become a Revolving Loan of Swingline Lender and shall be due under the Revolving Note of Swingline Lender. Company hereby authorizes Administrative Agent and Swingline Lender to charge Company's accounts with Administrative Agent and Swingline Lender (up to the amount available in each such account) in order to immediately pay Swingline Lender the amount of the Refunded Swingline Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swingline Lender, are not sufficient to repay in full the Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to Swingline Lender should be recovered by or on behalf of Company from Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders having Revolving Loan Commitments in the manner contemplated by subsection 11.5.

               Immediately upon the funding of each Swingline Loan by Swingline Lender, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swingline Loans in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swingline Lender, each such Lender shall deliver to Swingline Lender an amount equal to its respective participation in same day funds at the office of Swingline Lender located at One Bankers Trust Plaza, New York, New York. In order to evidence such participation each such Lender agrees to enter into a participation agreement at the request of Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any such Lender fails to make available to Swingline Lender the amount of such Lender's participation as provided in this paragraph, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swingline Lender for the correction of errors among banks for three Business Days after such demand and thereafter at the Base Rate. In the event Swingline Lender receives payment of any amount in which other Lenders have purchased participations as provided in this paragraph,

       Swingline Lender shall promptly distribute to each other Lender its Pro Rata Share of such payment.


               Anything contained herein to the contrary notwithstanding,
       (i) each such Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to the second preceding paragraph of this subsection 2.1A(ii) and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to the immediately preceding paragraph of this subsection 2.1A(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swingline Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each such Lender are subject to one of the following: (X) Swingline Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swingline Loans or other unpaid Swingline Loans, as the case may be, were satisfied at the time such Refunded Swingline Loans or unpaid Swingline Loans were made, (Y) such Lender had actual knowledge, by receipt of any notices required to be delivered to Lenders pursuant to subsection 6.1(viii) or otherwise, that any such condition had not been satisfied and such Lender failed to notify Swingline Lender and Administrative Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swingline Lender and Administrative Agent), or
       (Z) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 11.6; and (ii) Swingline Lender shall not be obligated to make any Swingline Loans if it has elected not to do so after the occurrence and during the continuation of a Potential Event of Default or Event of Default.

       B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swingline Lender pursuant to subsection 2.1A(ii) for the purposes of repaying any Refunded Swingline Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount. Swingline Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of

Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan), or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swingline Lender make a Swingline Loan under subsection 2.1A(ii), it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 P.M. (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swingline Loans, that such Loans shall be Base Rate Loans, (iv) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (v) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (vi) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

               Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

               Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing as modified pursuant to the notice provided for in the first clause of this sentence (it being understood that the making of such Loans by Lenders shall not in any way be construed as a waiver by Lenders of any matter set forth in such notice).

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

       C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata

Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder.
Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swingline Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 noon (New York time) on the applicable Funding Date and Swingline Lender shall make the amount of its Swingline Loan available to Administrative Agent not later than 2:00 P.M. (New York time) on the applicable Funding Date, in each case in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York. Except as provided in subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to repay Swingline Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the office of Administrative Agent specified in the preceding sentence.

               Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans; PROVIDED, HOWEVER, that Company shall have no additional obligations to pay interest on such amount hereunder. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

               D. NOTES. Company shall execute and deliver on the Closing Date (i) to each Lender (or to Administrative Agent for that Lender) a Revolving Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Revolving Loans in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions; and (ii) to Swingline Lender, a Swingline Note substantially in the form of Exhibit V annexed hereto to evidence Swingline Lender's Swingline Loans in the principal amount of the Swingline Loan Commitment and with other appropriate insertions.

               E.      THE REGISTER.

               (i) Administrative Agent shall maintain, at its address set forth on its signature page hereto, a register for the recordation of the name and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (ii) Administrative Agent shall record in the Register the Revolving Loan Commitment and Revolving Loans from time to time of each Lender, the Swingline Loan Commitment and the Swingline Loans from time to time of Swingline Lender, and each repayment or prepayment in respect of the principal amount of the Revolving Loans of each Lender or the Swingline Loans of Swingline Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

               (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

               (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection

       11.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

               (v) Company hereby designates Bankers to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and Company hereby agrees that, to the extent Bankers serves in such capacity, Bankers and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 11.3.

2.2    INTEREST ON THE LOANS.

       A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made up to, but not including, the date of maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate (computed as described in subsection 2.2F). Subject to the provisions of subsection 2.7, each Swingline Loan shall bear interest on the unpaid principal amount thereof from the date made up to, but not including, the date of maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate (computed as described in subsection 2.2F). The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

               (i) Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                       (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Base Rate Margin set forth in the table below opposite Company's Leverage Ratio for the four-fiscal quarter period for which the applicable Margin Determination Certificate is being delivered pursuant to subsection 6.1(iv); or

                       (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS the Eurodollar Rate Margin set forth in the table below opposite Company's Leverage Ratio for the four-fiscal quarter period for which the applicable Margin Determination Certificate is being delivered pursuant to subsection 6.1(iv):

                                                              Applicable           Applicable
                                Leverage                    Eurodollar Rate         Base Rate
                                  Ratio                         Margin               Margin
                  ------------------------------------     -----------------       ----------
               Greater than
               or equal to                    4.25:1.00          1.25%                .25%

               Greater than or
               equal to                       4.00:100
               but less than                  4.25:1.00          1.00%               0.00%

               Greater than or
               equal to                       3.50:1.00
               but less than                  4.00:1.00          0.75%               0.00%

               Greater than or
               equal to                       3.25:1.00
               but less than                  3.50:1.00         0.625%               0.00%

               Greater than or
               equal to                       2.75:1.00
               but less than                  3.25:1.00          0.50%               0.00%

               Greater than or
               equal to                       2.00:1.00
                but less than                 2.75:1.00         0.375%               0.00%

               Less than                      2.00:1.00          0.25%               0.00%

       ; PROVIDED that, for the period from the Closing Date through the fourth quarter of Fiscal Year 1997, the applicable margin for Eurodollar Rate Loans shall be 0.75% per annum and for Base Rate Loans shall be 0.00% per annum.

       Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; PROVIDED that at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Applicable Eurodollar Rate Margin shall be 1.25% per annum and the Applicable Base Rate Margin shall be 0.25% per annum; PROVIDED FURTHER that if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Company than would be afforded by the actual calculation of the Leverage Ratio, Company shall promptly pay such additional interest and letter of credit fees as shall correct for such error.

               (ii) Subject to the provisions of subsection 2.2E and 2.7, the Swingline Loans shall bear interest (computed as described in subsection 2.2F) through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin less the commitment fee percentage applicable under subsection 2.3A set forth in subsection 2.2A(i).

       B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, a one, two, three or six month period; PROVIDED that:

               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Commitment Termination Date;

               (vi) there shall be no more than 20 Interest Periods outstanding at any time; and

               (vii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

       C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and up to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity of any Loan (including final maturity) PROVIDED that in the event any Swingline Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4A(i), interest accrued on such Swingline Loans or Revolving Loans up to the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

       D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $3,000,000 and integral multiples of $500,000 in excess of that amount (or in the case of a conversion to Base Rate Loans, $1,000,000 and integral multiples of $500,000 in excess thereof) from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan, as the case may be; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and PROVIDED, FURTHER that no Loan may be made as or converted into a Base Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the intended purpose of investing in Securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

               Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 noon (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Base Rate Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/

Continuation to Administrative Agent on or before the proposed conversion/ continuation date.

               Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

       E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement (with fees and other amounts bearing interest at a rate that is 2% per annum in excess of the rate payable with respect to Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans; PROVIDED, FURTHER that with respect to an Event of Default other than an Event of Default under subsection 8.1, such increased interest rates shall not be applicable for 30 days after the occurrence of such Event of Default. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

       F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3    FEES.

       A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding (but not any Swingline Loans outstanding) PLUS the Letter of Credit Usage then in effect MULTIPLIED BY the commitment fee percentage set forth in the table below opposite Company's Leverage Ratio for the four-fiscal quarter period for which the applicable Margin Determination Certificate is being delivered pursuant to subsection 6.1(iv):

                                                                    Commitment
                           Leverage Ratio                         Fee Percentage
                       --------------------                       --------------
                       Greater than or
                       equal to                   4.25:1.00            0.30%

                       Greater than or
                       equal to                   4.00:1.00
                       but less than              4.25:1.00           0.275%

                       Greater than or
                       equal to                   3.50:1.00
                       but less than              4.00:1.00            0.25%

                       Greater than or
                       equal to                   3.25:1.00
                       but less than              3.50:1.00           0.225%

                       Greater than or
                       equal to                   2.75:1.00
                       but less than              3.25:1.00            0.20%

                       Greater than or
                       equal to                   2.00:1.00
                       but less than              2.75:1.00            0.15%

                       less than                  2:00:1.00           0.125%
such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on February 28 (or 29, as the case may be), May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date; PROVIDED that for the period from the Closing Date through the fourth quarter of Fiscal Year 1997, the commitment fee shall be 0.25% per annum. Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; PROVIDED that in the event that Company fails to deliver a Margin Determination Certificate timely in accordance with the provisions of subsection 6.1(iv), from the time such Margin Determination Certificate should have been delivered until such date as such a Margin Determination Certificate is actually delivered, the applicable commitment fee percentage shall be 0.30% per annum.

       B. OTHER FEES. Company agrees to pay to Administrative Agent for its own account such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent. Company agrees to pay to Administrative Agent for the benefit of Lenders, and Administrative Agent thereupon agrees to pay to Lenders, such other fees in the amounts and at the times as have been agreed upon between Company and each Lender.

2.4 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

       A.      PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

               (i)     VOLUNTARY PREPAYMENTS.

                       (a) Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swingline Loan in whole or in part on any Business Day in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount as shall constitute the aggregate amount of all outstanding Swingline Loans). Company may, upon one Business Day's prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telecopy, telegram, telex or telephone to each Lender), at any time and from time to time prepay any other Loans in whole or in part on any Business Day in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, HOWEVER, that upon payment of breakage costs pursuant to subsection 2.6D, Eurodollar Rate Loans may be prepaid on a Business Day other than the date of the expiration of the Interest

       Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                       (b) In the event of certain refusals by a Lender as provided in subsection 11.6B to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by Requisite Lenders, the Company may, subject to its compliance with the requirements of said subsection 11.6B, upon five Business Days' written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Revolving Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 11.2 and 11.3), which shall survive as to such repaid Lender.

               (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN AND SWINGLINE LOAN COMMITMENTS.

                       (a) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telecopy, telegram, telex or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company may, upon same day prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telecopy, telegram, telex or telephone to Swingline Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Swingline Loan Commitment in an amount up to the amount by which the Swingline Loan Commitment exceeds the Swingline Loans at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Swingline Loan Commitment shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate (i) the date (which shall be a Business Day) of such termination or reduction, (ii) the amount of any partial reduction, and
       (iii) if Company desires to terminate or reduce the Senior Debt Repurchase Facility or the Subordinated Debt Repurchase Facility that such reduction applies to the Senior Debt Repurchase Facility or the Subordinated Debt Repurchase Facility, as the case may be, and such termination or reduction shall be effective on the date specified in Company's notice, and in the case of Revolving Loan Commitments, shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share thereof and, in the case of the Swingline Loan Commitment, shall reduce the Swingline Loan Commitment of the Swingline Loan Lender in the amount specified in Company's notice.

                       (b) In the event of certain refusals by a Lender as provided in subsection 11.6B to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by Requisite Lenders, the Company may, subject to its compliance with the requirements of said subsection 11.6B, upon five Business Days' written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Revolving Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 11.2 and 11.3), which shall survive as to such repaid Lender.

               (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                       (a) PREPAYMENTS AND REDUCTIONS FROM ASSET SALES. Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to Net Cash Proceeds of Asset Sales in any Fiscal Year in excess of $10,000,000 (the "Excess Asset Sale Proceeds"); PROVIDED, however, that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Excess Asset Sale Proceeds which are reinvested as Acquisition Expenditures or as Consolidated Capital Expenditures in the business of Company and its Subsidiaries within twelve months of the date of such Asset Sale, up to a maximum aggregate amount of $75,000,000 from the Closing Date for such reinvested Excess Asset Sale Proceeds, need not be applied to prepay the Loans and/or permanently reduce the Revolving Loan Commitments. Any prepayment from such unreinvested Excess Asset Sale Proceeds shall be made by Company within one Business Day after the termination of such twelve month period. If, following the receipt by Company or any of its Subsidiaries of Net Cash Proceeds from Asset Sales, Company is required to apply or cause to be applied any portion of such Net Cash Proceeds to prepay any Indebtedness permitted pursuant to subsections 7.1(v), (vii) or (xiii), then, notwithstanding anything contained in this subsection 2.4A(iii)(a), Company shall prepay the Loans and/or reduce the Revolving Loan Commitments as set forth in this subsection 2.4A(iii)(a) so as to eliminate any obligation to prepay such Indebtedness.

                       (b) PREPAYMENTS AND REDUCTIONS OF DEBT REPURCHASE FACILITIES.

                              (i) On February 1, 1998, the Revolving Loan Commitments shall be permanently reduced by an amount equal to the difference (if positive) between (1)(A) $170,000,000 MINUS
               (B) any commitment reductions made to the Subordinated Debt Repurchase Facility pursuant to subsection 2.4A(ii) and (2) the aggregate amount of Debt Repurchases made of the 10 3/4% Subordinated Notes and the 11-1/2% Senior Discount Debentures (other than any such 11-1/2% Senior Discount Debentures repurchased from up to $95,000,000 in proceeds of the Common Stock Offering) from the Closing Date to and including
               February 1, 1998; PROVIDED that if the amount of such Debt Repurchases is $150,000,000 or greater, no such reduction need be made.

                              (ii)    On July 15, 2000, the Revolving Loan
               Commitments shall be permanently reduced by an amount equal to the difference between (1)(A) $80,000,000 MINUS (B) any commitment reductions made to the Senior Debt Repurchase Facility pursuant to subsection 2.4A(ii) and (2) the aggregate amount of Debt Repurchases made of the Senior Notes from the Closing Date to and including July 15, 2000.

                              (iii)   On the date of the issuance of any
               refinancing Senior Indebtedness pursuant to subsection 7.1(vii), the Senior Debt Repurchase Facility shall be permanently reduced by an amount equal to the principal amount of the refinancing Senior Indebtedness so issued and the Revolving Loan Commitments shall be permanently reduced to the same extent as the reduction in the Senior Debt Repurchase Facility.

                              (iv) Notwithstanding the foregoing, in no event shall the Revolving Loan Commitments be reduced below $350,000,000 pursuant to the operation of this subsection 2.4A(iii)(b).

                       (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF DEBT SECURITIES. Within one Business Day of the date of receipt by Parent or Company of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, being the "Net Debt Proceeds") from the issuance or sale of any debt Securities of Company or Parent or their respective Subsidiaries (other than the BHFS Group or Foreign Subsidiaries) permitted pursuant to subsection 7.1(xiii), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Debt Proceeds; PROVIDED that the Company's pro forma Leverage Ratio is greater than or equal to 2.25:1.0. If the Company's pro forma Leverage Ratio is less than 2.25:1.0, the Company shall not be required to prepay the Loans and/or permanently reduce the Revolving Loan Commitments.

                       (d) SCHEDULED MANDATORY COMMITMENT REDUCTIONS. On December 31, 2002, the Revolving Loan Commitments shall be permanently and automatically reduced by $100,000,000 and such reduction shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

                       (e) PREPAYMENTS DUE TO RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swingline Loans and SECOND the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv) and shall not reduce the amount of the Revolving Loan Commitments then in effect.

                       (f) CALCULATIONS OF NET CASH PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(c), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Excess Asset Sale Proceeds or Net Debt Proceeds (as such terms are defined in subsections 2.4A(iii)(a) and (c)) or of the amount of the unused availability under the Subordinated Debt Repurchase Facility or the Senior Debt Repurchase Facility, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Excess Asset Sale Proceeds, Net Debt Proceeds or such unused availability was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess or additional portion, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Excess Asset Sale Proceeds, Net Debt Proceeds or such unused availability resulting in such excess or additional portion.

               (iv)    APPLICATION OF PREPAYMENTS.

                       (a) APPLICATION OF VOLUNTARY PREPAYMENTS. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied to the Loans specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Swingline Loans to the full extent thereof, and SECOND to repay outstanding Revolving Loans to the full extent thereof.

                       (b) APPLICATION OF MANDATORY PREPAYMENTS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(c) shall be applied FIRST to prepay the Swingline Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of any such prepayment or commitment reduction, SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of any such prepayment or commitment reduction, and THIRD, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

                       (c) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Considering Swingline Loans and Revolving Loans being prepaid separately, any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

       B.      GENERAL PROVISIONS REGARDING PAYMENTS.

               (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York for the account of Lenders; funds received by Administrative Agent after that time on such due date may, at Administrative Agent's discretion, be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

               (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal; PROVIDED that accrued interest on the principal amount of any Base Rate Loan being repaid or prepaid on a date other than an Interest Payment Date shall be payable on the earlier of the final maturity date of such Loan or the Interest Payment Date next succeeding the date of such repayment or prepayment.

               (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

               (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon (or on an allonge thereto) of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5    USE OF PROCEEDS.

       A. REVOLVING LOANS; SWINGLINE LOANS. The proceeds of any Revolving Loans or of any Swingline Loans shall be applied by Company for working capital or general corporate purposes of the Company and its Subsidiaries, including without limitation (i) the financing of Acquisitions permitted by subsection 7.7 hereof, (ii) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement, (iii) the repurchase or redemption of the aggregate principal amount of the Company's outstanding 10-3/4% Subordinated Notes,
(iv) the repurchase or redemption of the outstanding shares of the Preferred Stock and/or the 11-1/2% Senior Discount Debentures, (v) the issuance of Standby and Commercial Letters of Credit up to a $20,000,000 sublimit, and (vi) the payment of fees, premiums and expenses incurred as a result of the Transactions.

       B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6    SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

               Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

       A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

       B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans, as the case may be, until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any


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

Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be a Notice of Borrowing requesting Base Rate Loans or a Notice of Conversion/Continuation requesting conversion to or continuation as Base Rate Loans, or at Company's option, shall be deemed to be of no force and effect.

       C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market, or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on or promptly following that day give notice (by telecopy or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.
Once the conditions causing a Lender to be an Affected Lender no longer exist, such Lender shall, promptly after it becomes aware thereof, withdraw the notice that it is an Affected Lender by giving notice (by telecopy or by telephone confirmed in writing) to Company and Administrative Agent and such Lender's obligations to make Eurodollar Rate Loans hereunder shall be immediately reinstated. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

       D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall be signed by an officer or employee of such Lender with knowledge and responsibility for such matters and shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds in the Eurodollar market) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/ Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

       E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

       F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees -fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

       G. EURODOLLAR RATE LOANS AFTER DEFAULT. Unless Requisite Lenders agree otherwise, after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest

Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/ continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7    INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

       A. COMPENSATION FOR INCREASED COSTS AND TAXES. In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank, the National Association of Insurance Commissioners ("NAIC") or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of Tax on the overall net income of such Lender or its applicable lending office);

               (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

               (iii) imposes any other condition on or affecting such Lender (or its applicable lending office), its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon demand, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company a written statement, signed by an officer or employee of such Lender with knowledge and responsibility for such matters setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

       B.      WITHHOLDING OF TAXES.

               (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                       (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                       (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                       (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

                       (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

       PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

               (iii)   EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                       (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United

               States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.


                       (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a)(2) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Company a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender of interest payable under the Loan Documents or (2) immediately notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                       (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); PROVIDED that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

       C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) after the date hereof regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, NAIC or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, NAIC or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after demand by such Lender (with a copy of such demand to Administrative Agent), Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7C, will give prompt written notice thereof to Company, which notice shall be signed by an officer or employee of such Lender with knowledge and responsibility for such matters and shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Company's obligations to pay additional amounts under this subsection 2.7C.

2.8    LENDERS' OBLIGATION TO MITIGATE.

               Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans or Letters of Credit of such Lender under this Agreement becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7A, 2.7C or 3.6, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts (i) to make, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7A, 2.7C or 3.6 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender; PROVIDED that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender in utilizing such other lending office. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company shall be conclusive absent manifest error.

2.9    REPLACEMENT OF A LENDER.

       A. In the event that any Lender shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6 or in the event that any Lender is unable to fund Loans as described in subsection 4.2B(iv), and unless the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments or which cause such Lender to be unable to fund Loans are no longer in effect, Company may, if no Event of Default or Potential Event of Default then exists, if such Lender is not then an Issuing Lender and such Lender shall fail to withdraw such notice within 5 Business Days after Company's request for such withdrawal, upon ten days' prior written notice by Company to Administrative Agent and such Lender, elect to cause such Lender to assign its Loans and Commitments in full to an Eligible Assignee in accordance with the provisions of subsection 11.1B.

       B. In the event that any Lender is a Defaulting Lender, and unless the Default Period for such Defaulting Lender is no longer continuing, Company may, if no Event of Default or Potential Event of Default then exists, if such Lender is not then an Issuing Lender and such Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default, elect to cause such Lender to assign its Loans and Commitments in full to an Eligible Assignee in accordance with the provisions of subsection 11.1B.

       C. In the event of certain refusals by a Lender as provided in subsection 11.6B to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Requisite Lenders, the Company may, if no Event of Default or Potential Event of Default then exists, upon five Business Days' written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (a "Replaced Lender") in accordance with, and subject to the requirements of, said subsection 11.6B so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this subsection 2.9C the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule
2.1 shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) in the case of the repayment of Loans of any Lender the consents required by subsection 11.6B in connection with the repayment pursuant to this subsection 2.9C have been obtained.

               (i) At the time of any replacement pursuant to this subsection 2.9C, the lender replacing such Replaced Lender (the "Replacement Lender") shall enter into one or more assignment agreements, in form and substance satisfactory to the Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and
       (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing), to the extent such amount was not theretofore funded by such Replaced Lender; and

               (ii) all obligations of the Company owing to the Replaced Lender (excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

               Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Company's obligations regarding the indemnification and clawback provisions under this Agreement, which shall survive for the benefit of such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

2.10   DEFAULTING LENDERS.

               Anything contained herein to the contrary notwithstanding, in the event that any Lender having a Revolving Loan Commitment (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Revolving Loan (a "DEFAULTED REVOLVING LOAN") in accordance with subsection 2.1, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, the Revolving Loan Exposure of such Defaulting Lender shall be determined as though the Revolving Loan Commitments of such Lender have been terminated (but such Commitments shall not actually be terminated) for purposes of voting on any matters (including without limitation the granting of any consents or waivers) with respect to any of the Loan Documents; (ii) until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4A(i) shall be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero and (b) any mandatory


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prepayment of the Revolving Loans pursuant to subsection 2.4A(iii) shall be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); PROVIDED that the provisions of this clause (b) shall not affect any mandatory reductions of the Revolving Loan Commitment of such Defaulting Lender pursuant to subsection 2.4A(iii); (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage in respect of Letters of Credit shall be excluded for purposes of calculating the commitment fee payable to Lenders having Revolving Loan Commitments pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

               For purposes of this Agreement (A) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(a) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable,
(b) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.10 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (c) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (B) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulting Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

               No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.10, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.10.


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SECTION 3.     LETTERS OF CREDIT

3.1    ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
       THEREIN.

       A. LETTERS OF CREDIT. In addition to Company requesting that Lenders having Revolving Loan Commitments make Revolving Loans pursuant to subsection 2.1A(i), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, that one or more of such Lenders issue Letters of Credit for the account of Company or any Domestic Subsidiary (other than BHFS Group or an Inactive Subsidiary) for the purposes specified in the definition of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more of such Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that any Lender issue (and no Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $20,000,000;

               (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for a period not to exceed one year unless such Issuing Lender elects not to extend for such additional period; PROVIDED, FURTHER that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date;

               (iv)    any Commercial Letter of Credit having an expiration date
       (a) later than the earlier of (x) the date which is 30 days prior to the Commitment Termination Date and (y) the date which is 270 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise acceptable to the applicable Issuing Lender in its reasonable discretion;

               (v) any Letter of Credit denominated in a currency other than Dollars if the maximum stated amount of such Letter of Credit, together with the maximum



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       stated amount of all other Letters of Credit denominated in a currency other than Dollars, exceeds $10,000,000, such valuation to be based on the applicable Exchange Rate for such currency as of the applicable date of determination; or

               (vi)    any Letter of Credit payable other than on a sight basis.

       B.      MECHANICS OF ISSUANCE.

               (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Administrative Agent, if Administrative Agent is not the proposed Issuing Lender) a Request For Issuance of Letter of Credit in the form of Exhibit III no later than 10:00 A.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request For Issuance of Letter of Credit shall specify (a) the Lender requested to issue the Letter of Credit, (b) the proposed date of issuance (which shall be a Business
       Day), (c) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (d) the face amount of the Letter of Credit, (e) the expiration date of the Letter of Credit,
       (f) the name and address of the beneficiary, and (g) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates.

               Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request For Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request For Issuance of Letter of Credit.

               (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Request For Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, if the Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify the Borrower, and Administrative Agent shall be the Issuing Lender with respect thereto.
       In the event that Administrative Agent, in its sole discretion elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrower whereupon Borrower may request any other Lender to issue such Letter of Credit


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

       by delivering to such Lender a copy of the applicable Request For Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrower and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit, shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

               (iii) NOTIFICATION TO LENDERS. Promptly upon the issuance of or amendments to a Standby Letter of Credit, the applicable Issuing Lender shall notify the Administrative Agent and all participating Lenders of such issuance or amendment and such notice shall be accompanied by a copy of such Standby Letter of Credit or such amendments.

               (iv) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 11.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (v) COMMERCIAL LETTERS OF CREDIT. When the Administrative Agent is not the Issuing Lender, the Issuing Lender shall send to the Administrative Agent on the first Business Day of each month, by telefax, its daily outstanding Commercial Letter of Credit balances for the previous month. The Administrative Agent shall deliver to each Lender upon each calendar month end and upon each payment of a Commercial Letter of Credit fee payable to the Lenders a report setting forth for such period the aggregate daily amount available to be drawn under Commercial Letters of Credit issued by all Issuing Lenders that were outstanding during such period.

       C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in Section 4.1, the Existing Letters of Credit set forth on Schedule 3.1C shall, effective as of such Closing Date, become letters of credit under this Agreement to the same extent as if initially issued hereunder and each Lender having a Revolving Loan


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Commitment shall be deemed to have irrevocably purchased from the Issuing Lender a participation in such Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2    LETTER OF CREDIT FEES.

               Company agrees to pay the following amounts to Administrative Agent or each Issuing Lender with respect to Letters of Credit issued by it, as the case may be:

               (i) with respect to each Letter of Credit (a) a fronting fee equal to 0.25% per annum or, in the event that the applicable Eurodollar Rate Margin set forth in subsection 2.2A hereof is 0.25% per annum, a fronting fee equal to 0.125% per annum, of the daily amount available from time to time to be drawn under such Letter of Credit but in any event not less than $500 per year per Letter of Credit shall be payable as a fronting fee to such Issuing Lender and (b) a letter of credit fee equal to (x) the applicable Eurodollar Rate Margin set forth in subsection 2.2A hereof for Eurodollar Rate Loans MINUS the applicable fronting fee MULTIPLIED by (y) the daily amount available from time to time to be drawn under such Letter of Credit shall be payable as a letter of credit fee to Administrative Agent, in each case under clause (a) or
       (b) payable in arrears on each February 28 (or 29, as the case may be), May 31, August 31 and November 30 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

               (ii) with respect to the issuance, amendment, cancellation or transfer of each Letter of Credit and each payment made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, cancellation or drawing, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clause (i) above shall accrue from and including the Closing Date.

3.3    DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

       A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO REQUESTS FOR DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by


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the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

       B. REIMBURSEMENT BY COMPANY OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. As soon as reasonably practical after the beneficiary of a Letter of Credit attempts to make a drawing under such Letter of Credit, the Issuing Lender of such Letter of Credit shall use reasonable efforts to notify Company thereof; PROVIDED, that the failure to provide such notice shall not in any way affect Company's obligation to reimburse such Issuing Lender in accordance with this subsection 3.3 nor shall such Issuing Lender incur any liability to Company as a result of such failure. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such drawing (whether or not Company is the account party under such Letter of Credit); PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 noon (New York time) on the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders having Revolving Loan Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received.
Nothing in this subsection 3.3B shall be deemed to relieve any Lender having a Revolving Loan Commitment from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.


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

       C.      PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF
CREDIT.

               (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender having a Revolving Loan Commitment of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each such Lender shall make available to such Issuing Lender an amount equal to its respective participation, in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 noon (New York time) on the first business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender. In the event that any such Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

       D.      INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.


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               (i)     PAYMENT OF INTEREST BY COMPANY.  Company agrees to pay to
       each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it (whether or not Company is the account party thereunder), interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing through the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to and including the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans (it being understood that no interest shall be payable for amounts reimbursed on or before the date the drawing is honored). Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

               (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Lender shall distribute to each other Lender having a Revolving Loan Commitment, out of the interest received by such Issuing Lender in respect of the period from the date of the applicable drawing under a Letter of Credit issued by such Issuing Lender to and including the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4    OBLIGATIONS ABSOLUTE.

               The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it (whether or not Company is the account


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party thereunder) and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Company, any Domestic Subsidiary that is an account party thereunder or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company or any Domestic Subsidiary that is an account party under a Letter of Credit, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that any such noncompliance was not material or was waived by Company;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).


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3.5    INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

       A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

       B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and in


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

the exercise of reasonable and customary care, shall not put such Issuing Lender under any resulting liability to Company.

               Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6    INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

               In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank, NAIC or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

               (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

               (iii) imposes any other condition on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon demand, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender on an after-tax basis for any


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such increased cost or reduction in amounts received or receivable hereunder.
Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


SECTION 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

               The effectiveness of this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date.

4.1    CONDITIONS TO INITIAL REVOLVING LOANS.

               The obligations of Lenders to make the initial Revolving Loans and any Swingline Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

       A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to each Loan Party, each, unless otherwise noted, dated the Closing Date:

               (i) Certified copies of its Articles or Certificate of Incorporation certified by the Secretary of State of the jurisdiction of its incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, the jurisdiction in which its principal place of business is located and each other state in which it is qualified as a foreign corporation to do business where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, each dated a recent date prior to the Closing Date;

               (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

               (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and which are to be executed and delivered on the Closing Date, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party;


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               (v)     Executed originals of this Agreement, the Notes (duly
       executed in accordance with subsection 2.1D, drawn to the order of each Lender as applicable and the Swingline Lender and with appropriate insertions), the Company Pledge Agreement, the Subsidiary Pledge Agreements, the Subsidiary Guarantees, the Collateral Account Agreement, the Mortgages, the Auxiliary Pledge Agreements and the other Loan Documents; and

               (vi) an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the Indebtedness permitted under this Agreement is permitted under each of the Indentures and that the incurrence of all Indebtedness under this Agreement will not require equal and ratable security to be provided to the Senior Notes; and

               (vii) Such other documents as Administrative Agent may reasonably request.

       B. CORPORATE STRUCTURE. The corporate, capital and ownership structure of the Parent, Company and Company's Subsidiaries after the Transactions shall be satisfactory to the Administrative Agent and the Lenders. Notwithstanding the foregoing, Administrative Agent and Lenders hereby agree that the Company's existing corporate structure is satisfactory to Administrative Agent and Lenders and the contemplated combination of Parent and Company is satisfactory to Administrative Agent and Lenders.

       C. DELIVERY OF MORTGAGES; MORTGAGE POLICIES. Administrative Agent shall have received from Company (i) fully executed counterparts of Mortgages encumbering the fee interest of Company in each Owned Real Property Asset designated on SCHEDULE 4.1B annexed hereto (each a "Mortgaged Property" and collectively, the "Mortgaged Properties"), together with evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each Mortgaged Property in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (ii) an opinion of counsel (which counsel shall be satisfactory to Administrative Agent) in the state in which each Mortgaged Property is located with respect to the enforceability of the form of Mortgage recorded in such state and such other matters as Administrative Agent may request, in form and substance satisfactory to Administrative Agent;
(iii) Mortgage Policies with respect to the Mortgaged Properties constituting Owned Real Property Assets, in amounts not less than the respective amounts designated on SCHEDULE 4.1B annexed hereto with respect to any particular Mortgaged Property; (iv) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (a) any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and
(b) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program; and (v) if there are any Flood Hazard Properties, Company's written acknowledgement of receipt of


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

written notification from Administrative Agent (a) as to the existence of each such Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.

       D. SECURITY INTERESTS. To the extent not otherwise satisfied pursuant to subsection 4.1C, Company and its Subsidiaries shall have taken or caused to be taken (and Administrative Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Administrative Agent has a valid and perfected first priority security interest as of such date in the entire Collateral (subject to Permitted Encumbrances and except to the extent any such security interest cannot be granted under applicable laws). Such actions shall include, without limitation, (i) delivery to Administrative Agent of certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Administrative Agent) representing the capital stock pledged pursuant to the Company Pledge Agreement, the applicable Auxiliary Pledge Agreement or the applicable Subsidiary Pledge Agreement and delivery to Administrative Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral; (ii) filing of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral; and (iii) delivery of evidence satisfactory to Administrative Agent that all other filings, recordings and other actions that Administrative Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Administrative Agent on behalf of Lenders under the Collateral Documents shall have been made.

       E. TERMINATION OF EXISTING CREDIT AGREEMENT. On or prior to the Closing Date, Company shall have repaid in full all amounts outstanding under the Existing Credit Agreement and shall have terminated any commitments to lend or make other extensions of credit thereunder, and Company shall have made arrangements satisfactory to Administrative Agent with respect to any outstanding letters of credit issued pursuant to the Existing Credit Agreement that will remain outstanding after the Closing Date, including payment of all accrued and unpaid letter of credit fees. On the Closing Date, Administrative Agent shall have received all terminations and releases requested by Administrative Agent with respect to any collateral security for or guarantees of Company's obligations under the Existing Credit Agreement, including, without limitation, Uniform Commercial Code financing statement terminations and real property releases, satisfaction of mortgages or similar release instruments.

       F. ISSUANCE OF COMMON STOCK. On or prior to the Closing Date, the Parent shall have received not less than $95,000,000 in cash proceeds from the Common Stock Offering.

       G. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form of EXHIBIT XI annexed hereto and with appropriate attachments, in


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

each case demonstrating that, after giving effect to the Transactions and the related transactions contemplated by the Loan Documents, the Company will be Solvent.

       H. OPINIONS OF COUNSEL TO LOAN PARTIES. Administrative Agent shall have received on behalf of the Lenders and their respective counsel originally executed copies of one or more favorable written opinions of McDermott Will & Emery and Gary S. Salit, counsel for the Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT VII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

       I. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

       J. EXISTING INDEBTEDNESS. No Indebtedness of the Parent and its Subsidiaries shall be existing other than the Indebtedness permitted in subsection 7.1.

       K. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders under this Agreement, the fees payable on the Closing Date referred to in subsection 2.3B.

       L. NO MATERIAL ADVERSE EFFECT. Since December 28, 1996, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.

       M. NO EVENT OF DEFAULT. Upon giving effect to this Agreement as of the Closing Date, no "Event of Default" or "Potential Event of Default" shall have occurred and be continuing and Company shall have delivered an Officer's Certificate to such effect.

       N. NECESSARY CONSENTS. On or before the Closing Date, each Loan Party shall have obtained all consents to the transactions contemplated under this Agreement and the other Loan Documents of any Person required under any Contractual Obligation of any Loan Party, except for such consents, the failure of which to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent.

       O. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. On the Closing Date, Company shall have delivered to Administrative Agent an Officer's Certificate dated as of the Closing Date, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date


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

to the same extent as though made on and as of that date and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

       P. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken on or before the Closing Date in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

4.2    CONDITIONS TO ALL LOANS.

               The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

       A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the assistant treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

       B.      As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;


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

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3    CONDITIONS TO LETTERS OF CREDIT.

               The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Bank is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

       A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, each of the conditions set forth in subsection 4.1 shall have been satisfied.

       B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request For Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer, the chief accounting officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.


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

       C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 5.     REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Parent and Company represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1    ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
       SUBSIDIARIES.

       A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform its obligations under the Loan Documents, to carry out the transactions contemplated thereby and to issue and pay the Notes, in each case to the extent it is a party thereto.

       B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

       C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

       D. SUBSIDIARIES. All of the Subsidiaries of Company are identified in SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock of each of the Subsidiaries of Company identified in SCHEDULE 5.1 is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1 is validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority could not reasonably be


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

expected to have a Material Adverse Effect. SCHEDULE 5.1 correctly sets forth the ownership interest of Company in each of its Subsidiaries identified therein.

5.2    AUTHORIZATION OF BORROWING, ETC.

       A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

       B. NO CONFLICT. The execution, delivery and performance by Parent, Company and its Subsidiaries of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any written governmental rule or regulation then in existence and applicable to Parent, Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Parent, Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Parent, Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Parent, Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent, Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Parent, Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

       C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Parent, Company and its Subsidiaries of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and, as of the date of this representation, will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, EXCEPT for filings and recordings required in connection with the perfection of the security interests and Liens granted pursuant to the Loan Documents.

       D. BINDING OBLIGATION. Each of the Loan Documents to which any Loan Party is a party has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


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

       E. VALID ISSUANCE OF COMPANY COMMON STOCK, PARENT COMMON STOCK, PREFERRED STOCK AND SUBORDINATED INDEBTEDNESS; 11-1/2% SENIOR DISCOUNT DEBENTURES.

               (i) COMPANY COMMON STOCK; PARENT COMMON STOCK; PREFERRED STOCK. The Company Common Stock has been duly and validly issued, and is fully paid and nonassessable. The Parent common stock has been duly and validly issued and is fully paid and nonassessable. The Preferred Stock has been duly and validly issued, and is fully paid and non-assessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of such Company Common Stock, Parent common stock and Preferred Stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

               (ii) 10-3/4% SUBORDINATED NOTES; SENIOR NOTES. The 10-3/4% Subordinated Notes if outstanding at the Closing, and Senior Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the 10-3/4% Subordinated Notes and Senior Notes are enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The 10-3/4% Subordinated Notes and the Senior Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

               (iii) 11-1/2% SENIOR DISCOUNT DEBENTURES. The 11-1/2% Senior Discount Debentures are the legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally or by equitable principles relating to enforceability. Upon the occurrence of a Subordination Event (as defined in the 11-1/2% Senior Discount Debentures), the subordination provisions of the 11-1/2% Senior Discount Debentures will be enforceable against the holders thereof and Parent obligations with respect to its guaranty of the Loans and all other monetary Obligations hereunder will be within the definition of "Senior Debt" included in such provisions. The 11-1/2% Senior Discount Debentures either (a) have been duly registered or qualified under applicable federal and state securities law or (b) are exempt therefrom.

5.3    FINANCIAL CONDITION.

               Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries


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

for the Fiscal Year then ended and (ii) the unaudited consolidated and Consolidating balance sheets of Company and its Subsidiaries as at June 28, 1997 and the related unaudited consolidated statement of income and cash flows of Company and its Subsidiaries for the fiscal month then ended (with respect to statements of income only) and for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4    NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

               Since December 28, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since the Closing Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5    TITLE TO PROPERTIES; LIENS.

               Company and its Subsidiaries have (i) good, marketable and legal title, to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property) all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement (including without limitation Permitted Encumbrances), all such properties and assets are free and clear of Liens. SCHEDULE 5.5 sets forth a complete and accurate list of all real property owned by Company and its Subsidiaries as of the Closing Date identifying the owner thereof, the street address, city or other relevant jurisdiction, and state thereof, and further identifying those properties subject to a Mortgage in favor of Administrative Agent for the benefit of Lenders. Any properties not so subject to a Mortgage have been excluded in compliance with the provisions of subsection 6.10.



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

5.6    LITIGATION; ADVERSE FACTS.

               There is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Parent, Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company or Parent, threatened against or affecting Parent, Company or any of its Subsidiaries or any property of Parent, Company or any of its Subsidiaries that could reasonably be expected to result in, a Material Adverse Effect. Neither Parent, Company nor any of its Subsidiaries is (i) in violation of any applicable law that could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to result in a Material Adverse Effect.

5.7    PAYMENT OF TAXES.

               Except to the extent permitted by subsection 6.3, all material tax returns and reports of Parent, Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Parent, Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither Parent nor Company knows of any proposed tax assessment against Parent, Company or any of its Subsidiaries which is not being actively contested by Parent, Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8    PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

               A. Neither Parent, Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

               B. Neither Parent, Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.


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5.9    GOVERNMENTAL REGULATION.

               Neither Parent, Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10   SECURITIES ACTIVITIES.

               Neither Parent, Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11   EMPLOYEE BENEFIT PLANS.

               A. Parent, Company and each of their respective ERISA Affiliates are in compliance with all applicable material provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

               B. No ERISA Event has occurred within the three years preceding the Closing Date (excluding ERISA Events occurring after Parent or Company ceased to maintain the applicable Employee Benefit Plan, unless Parent or Company is potentially liable with respect to such ERISA Event) or for which there is an outstanding liability or obligation. No ERISA Event is reasonably expected to occur.

               C. Except to the extent required under Section 4980B of the Internal Revenue Code or except for such Employee Benefit Plans the payment of benefits under which, individually or in the aggregate for all such Employee Benefit Plans, could not reasonably be expected to have a Material Adverse Effect, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Parent, Company or any of their respective ERISA Affiliates.

               D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $2,000,000.


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5.12   CERTAIN FEES.

               No broker's or finder's fee or commission will be payable with respect to this Agreement and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or any of the transactions contemplated hereby, and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13   ENVIRONMENTAL PROTECTION.

               Except as set forth in SCHEDULE 5.13 annexed hereto:

               (i) to the best knowledge of Company and its Subsidiaries after reasonable investigation, the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

               (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

               (iii)   neither Company nor any of its Subsidiaries has received
       (a) any written notice or claim to the effect that it is or may be liable with respect to any material liability to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

               (iv) none of the operations of Company or any of its Subsidiaries is subject to any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined is reasonably likely to have a Material Adverse Effect;

               (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims where such order or agreement provides for pending or continuing obligations;


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               (vi)    neither Company nor any of its Subsidiaries has any
       material contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

               (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility;

               (viii) to the best knowledge of Company and its Subsidiaries after reasonable investigation, no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

               (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

               (x) to the best knowledge of Company and its Subsidiaries after reasonable investigation, no underground storage tanks or surface impoundments are on or at any Facility; and

               (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14   EMPLOYEE MATTERS.

               There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15   SOLVENCY.

               Each Loan Party is and, upon the incurrence of any Obligations by each Loan Party on any date on which this representation is made, will be, Solvent.

5.16   DISCLOSURE.

               No representation or warranty of Parent, Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Parent, Company or any of its Subsidiaries for use


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

in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Parent or Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Parent and Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Parent or Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17   INTELLECTUAL PROPERTY.

               A. Company and its Subsidiaries own, or are licensed (to the extent required to be so licensed) to use, the Intellectual Property and all such Intellectual Property, title to which can be protected by registration, is duly and properly registered, filed or issued in the appropriate office in all material jurisdictions for such registrations, filing or issuances, and with respect to such owned Intellectual Property Company owns all of the right, title and interest in and to such Intellectual Property under the applicable laws of the United States and with respect to such licensed Intellectual Property Company owns valid title in and to such Intellectual Property, in each case free and clear of any Lien other than Permitted Encumbrances.

               B. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property.
The use of such Intellectual Property by Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Company or any of its Subsidiaries that are material to Company and its Subsidiaries, taken as a whole. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Company or any of its Subsidiaries.


SECTION 6.     AFFIRMATIVE COVENANTS

               Parent and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Parent and Company shall


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

perform, and shall cause each of Company's Subsidiaries to perform, all covenants in this Section 6.

6.1    FINANCIAL STATEMENTS AND OTHER REPORTS.

               Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

               (i) MONTHLY FINANCIALS: as soon as available and in any event within 25 days after the end of each month ending after the Closing Date, the consolidated balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and a breakdown by major business line of sales, Consolidated Capital Expenditures and Consolidated EBITDA figures for such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and a summary of any Debt Repurchases or Acquisition Expenditures during such month, together with the total of all such Debt Repurchases or Acquisition Expenditures since the Closing Date;

               (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 50 days after the end of the first three fiscal quarters of each Fiscal Year, (a) the consolidated and Consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and Consolidating statements of income and cash flows of Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter and for the fiscal quarter then ended (with respect to statements of income only), a breakdown by major business line of sales, Consolidated Capital Expenditures and Consolidated EBITDA figures for such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan for the current Fiscal Year delivered pursuant to subsection 6.1(xii) for consolidated sales, Consolidated EBITDA and Consolidated Capital Expenditures, all in reasonable detail and certified by the chief financial officer or chief accounting officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report setting forth "Management's Discussion and Analysis of Financial Conditions and Results of Operations" for the fiscal quarter then ended and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter;


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

               (iii) YEAR-END FINANCIALS: as soon as available and in any event within 95 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, a breakdown by major business line of sales, Consolidated Capital Expenditures and Consolidated EBITDA figures for such period, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xii), and within 120 days after the end of each Fiscal Year, a Consolidating balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related Consolidating statement of income of Company and its Subsidiaries for such Fiscal Year, all in reasonable detail and certified by the chief financial officer or chief accounting officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report setting forth "Management's Discussion and Analysis of Financial Conditions and Results of Operations" for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of KMPG Peat Marwick or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) OFFICER'S AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (1) an Officer's Certificate of Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto, (2) a Margin Determination Certificate demonstrating in reasonable detail the Leverage Ratio for the four consecutive fiscal quarters ending


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

       on the last day of the accounting period covered by such financial statements and (3) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, including without limitation the amount of Debt Repurchases and Acquisition Expenditures;

               (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles from those in effect on the Closing Date, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles been made, then together with the first delivery of a Compliance Certificate pursuant to subdivision (iv)(3) above following such change and each subsequent delivery of a Compliance Certificate, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences in the calculations contained therein which would have resulted if such Compliance Certificates had been prepared after giving effect to such change; notwithstanding any such change in accounting principles and practices, calculations made in connection with the definitions, covenants and other provisions of this Agreement shall be made in accordance with GAAP as in effect on the Closing Date;

               (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (3) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

               (vii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Parent or Company to their respective public security holders or by any Subsidiary of Company to its security


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

       holders other than Company, another Subsidiary of Company, or an Affiliate of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Parent, Company or any of Company's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Parent, Company or any of Company's Subsidiaries to the public concerning material developments in the business of Parent, Company and Company's Subsidiaries, taken as a whole;

               (viii) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Parent or Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Parent or Company or any of Company's Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Parent or Company has taken, is taking and proposes to take with respect thereto;

               (ix) LITIGATION: promptly upon any officer of Parent or Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Parent or Company or any of Company's Subsidiaries (collectively, "PROCEEDINGS") or (b) any material development in any Proceeding that, in any case was not previously disclosed in writing by Company to Administrative Agent and:

                       (1) if adversely determined, is reasonably likely to cause a Material Adverse Effect; or

                       (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

       written notice thereof together with such other information as may be reasonably available to Parent or Company to enable Lenders and their counsel to evaluate such matters;


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

               (x) ERISA EVENTS: promptly upon becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent, Company or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xi) ERISA NOTICES: with reasonable promptness, upon request of Administrative Agent, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, Company or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Parent, Company or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xii) BUDGETS AND FORECASTS: within 120 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for the then current Fiscal Year and the next succeeding four Fiscal Years, including, without limitation, forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Years, in each case in the form provided to Lenders prior to the Closing Date, together with (a) an explanation of the assumptions on which such forecasts are based and
       (b) a breakdown by major business line of sales, Consolidated Capital Expenditures and Consolidated EBITDA figures for such periods;

               (xiii) INSURANCE: within 120 days after the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material planned changes for insurance coverage by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

               (xiv) ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim, in each case which could result in a Material Adverse Effect;

               (xv) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the Board of Directors of Parent or Company;

               (xvi) NEW SUBSIDIARIES: with respect to each Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of


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       the data required to be set forth in SCHEDULE 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement), which notice shall be delivered with each delivery of the financial statements required pursuant to subsection 6.1(ii) hereof; and

               (xvii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Parent, Company or any of Company's Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2    CORPORATE EXISTENCE, ETC.

               Except as permitted under subsection 7.7, Parent and Company will, and will cause each of Company's Subsidiaries other than any Inactive Subsidiary to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3    PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

               A. Parent and Company will, and will cause each of Company's Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such tax, assessment, penalty, other charge or claim need be paid if being contested in good faith by appropriate proceedings instituted in a timely manner, and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

               B. Neither Parent nor Company will, nor will they permit any of Company's Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent, Company or any of Company's Subsidiaries).

6.4    MAINTENANCE OF PROPERTIES; INSURANCE.

               Parent and Company will, and will cause each of Company's Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties owned or leased by Company or any of its Subsidiaries and used in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance (with appropriate deductibles) with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of


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the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance that insures against loss or damage with respect to any Collateral shall name Administrative Agent for the benefit of Lenders as the loss payee thereunder for amounts payable under such policy in excess of $500,000 and shall provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

6.5    INSPECTION; LENDER MEETING.

               Parent and Company shall, and shall cause each of Company's Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Parent, Company or any of Company's Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Parent or Company may, if it so chooses, be present at or participate in any such discussion), all as reasonably requested, upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6    COMPLIANCE WITH LAWS, ETC.

               Parent and Company shall, and shall cause each of Company's Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which is reasonably likely to cause a Material Adverse Effect.

6.7    ENVIRONMENTAL DISCLOSURE AND INSPECTION.

               A. Company shall, and shall cause each of its Subsidiaries to, exercise reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such Facilities, to comply with all Environmental Laws.

               B. Company agrees that Administrative Agent may, from time to time and in its discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility with respect to which the Administrative Agent and Requisite Lenders have cause to believe that there is a reasonable possibility of an Environmental Claim having a Material Adverse Effect and that is currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to


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use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors upon reasonable notice to Company the right to enter into or on to the Facilities to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

               C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

               D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in,


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Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

               E. Company shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8    COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

               Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, conduct and complete, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, either Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials or the applicability of certain Environmental Laws is being contested in good faith by Company or such Subsidiary.

6.9 EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS BY FUTURE SUBSIDIARIES; AUXILIARY PLEDGE AGREEMENTS; RELEASE OF LIENS AND GUARANTEES.

               A. In the event that any Person becomes a Subsidiary of Company after the Closing Date, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary, if such Subsidiary is a Domestic Subsidiary (other than a Subsidiary of BHFS or an Inactive Subsidiary), to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty, and prior to the Collateral Release Date, a Subsidiary Pledge Agreement. Company shall deliver to Administrative Agent, together with such Subsidiary Pledge Agreement and Guaranty and the pledge amendment described below, (i) certified copies of such Domestic Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Domestic Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Domestic Subsidiary as to (a) the incumbency and signatures of the


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officers of such Domestic Subsidiary executing the Subsidiary Guaranty and the
Subsidiary Pledge Agreement to which such Domestic Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Domestic Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and such Subsidiary Pledge Agreement are in full force and effect and have not been modified or rescinded, and (iv) if required by Administrative Agent, a favorable opinion of counsel to such Domestic Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the valid existence and good standing of such Domestic Subsidiary, (b) the due authorization, execution and delivery by such Domestic Subsidiary of the Subsidiary Guaranty and such Subsidiary Pledge Agreement, (c) the enforceability of the Subsidiary Guaranty and such Subsidiary Pledge Agreement against such Domestic Subsidiary, and (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.
With respect to any such Domestic Subsidiary prior to the Collateral Release Date, Company shall also deliver to Administrative Agent a pledge amendment to the Company Pledge Agreement or the applicable Subsidiary Pledge Agreement, as appropriate, granting to Administrative Agent on behalf of Lenders a first priority security interest in 100% of the capital stock of such Domestic Subsidiary, and with respect to any such Foreign Subsidiary (other than an Inactive Subsidiary or a Foreign Subsidiary acquired in accordance with clause
(d) of subsection 7.7(iv)) prior to the Collateral Release Date, Company shall deliver to Administrative Agent an Auxiliary Pledge Agreement granting to Administrative Agent on behalf of Lenders a first priority security interest in 66% of the capital stock of such Foreign Subsidiary, and, in each case, Company shall take, or cause to be taken, all such other actions as Administrative Agent shall deem necessary or desirable to perfect such security interest.

               B. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in the event that, as a result of any changes in United States tax laws after the date hereof, (i) the continuation of any pledges of any shares of stock of any Foreign Subsidiaries pursuant to any of the Collateral Documents would cause Company and its Subsidiaries on a consolidated basis to incur net tax liabilities in an aggregate amount that is $1,000,000 or more in excess of the aggregate net consolidated tax liabilities that Company and its Subsidiaries would incur in the absence of such stock pledges, then, so long as no Event of Default or Potential Event of Default has occurred and is continuing and upon the consent of Administrative Agent, which consents shall not be unreasonably withheld, such pledges of shares of stock shall terminate, and no further pledges of shares of stock of any Foreign Subsidiaries shall be required under any of the Collateral Documents, in each case to the extent, and only to the extent, necessary so that the aggregate net consolidated tax liabilities of Company and its Subsidiaries are no more than $1,000,000 in excess of the aggregate net consolidated tax liabilities that Company and its Subsidiaries would incur if no shares of stock of any Foreign Subsidiaries were pledged pursuant to any of the Collateral Documents; provided that if less than all of the shares of stock of Foreign Subsidiaries pledged under the Collateral Documents are required to be released from such pledges pursuant to the terms of this sentence, Administrative Agent shall be entitled to select which of such shares shall be


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released so long as the required reduction in the aggregate net consolidated tax liabilities of Company and its Subsidiaries is achieved as a result thereof, or
(ii) the pledge of any additional shares of stock of any Foreign Subsidiaries pursuant to any of the Collateral Documents would not result in an increase in the aggregate net consolidated tax liabilities of Company and its Subsidiaries, then prior to the Collateral Release Date, Company shall, or Company shall cause its relevant Subsidiary to, promptly pledge such additional shares of stock under the applicable Collateral Document. Further, notwithstanding anything to the contrary herein contained, upon the consummation of any sale of assets, including an Asset Sale, permitted by this Agreement or consented to by the Requisite Lenders, the Liens under the Collateral Documents with respect to such assets will be released in accordance with the terms of the Collateral Documents and, if such asset sale involves the sale of a Subsidiary that has executed a Subsidiary Guaranty, such Subsidiary Guaranty will terminate and be of no further force and effect with respect to such Subsidiary in accordance with the terms of such Subsidiary Guaranty. Administrative Agent and Lenders agree to take all actions necessary to effectuate the releases of Liens and guarantors under the Subsidiary Guaranties contemplated by this subsection 6.9, in each case in accordance with the terms of the applicable Collateral Documents and Guaranties.

               C. In the event that Company and Parent have not combined in a combination permitted pursuant to subsection 7.7 on or prior to February 1, 1998, Parent shall as soon as practicable after such date execute and deliver to Administrative Agent the Parent Pledge Agreement, substantially in the form of
Exhibit XI annexed hereto, and shall deliver to Administrative Agent certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Administrative Agent) representing all of the Company Common Stock, and shall take all such other actions as may be necessary or desirable to create in favor of Administrative Agent for the benefit of Lenders a first priority perfected security interest in all shares of the Company Common Stock; PROVIDED that the granting of such Lien shall not be in violation of the 11-1/2% Senior Discount Debenture Indenture.

               D. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in the event that: (i) as of the first day of any fiscal quarter, the actual or implied rating established and publicly announced or provided in a private letter with respect to senior, unsecured non-credit enhanced long term debt of the Company (a "RATING") from either Standard & Poor's Rating Group or Moody's Investors Service, Inc. (collectively, the "RATING AGENCIES") is BBB or Baa2, as applicable, or higher as of such date or, in the event that the Ratings assigned by the Rating Agencies are not equivalent, the lower of such two Ratings shall be equal to or better than BBB- or Baa3, as applicable, or higher as of such date, (ii) such Rating has, or Ratings have, as the case may be continuously been BBB or Baa2, or BBB- or Baa3, as applicable, or higher during the two consecutive fiscal quarters immediately preceding such date, (iii) the Company is not and shall not have been on credit watch with negative implications by the Rating Agencies, and
(iv) no Event of Default or Potential Event of Default has occurred and is continuing, the Company may request that the Administrative


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Agent shall, at the Company's expense, release the Liens under the Collateral
Documents with respect to the Collateral in accordance with the terms of the Collateral Documents and, on a date (the "Collateral Release Date") as soon as practicable thereafter, Administrative Agent shall release all Liens under the Collateral Documents.

               E. To the extent actions required to be taken and documents required to be delivered under subsection 4.1D with respect to the Auxiliary Pledge Agreements or under subsection 4.1C with respect to the Mortgages have not been so taken or delivered on the Closing Date, in each case as may be approved by Administrative Agent on the Closing Date, Company shall take such actions or shall deliver such documents by a date which is no later than 60 days after the Closing Date, all such actions and documents to be in form and substance satisfactory to Administrative Agent.

6.10   ADDITIONAL MORTGAGES.

               On and after the Closing Date and prior to the Collateral Release Date, Company shall, excluding Owned Real Property Assets with an aggregate value for all such excluded assets of $2,000,000 or less, with respect to Owned Real Property Assets hereafter acquired by Company or any of its Domestic Subsidiaries (including any Domestic Subsidiary formed or acquired after the date hereof), deliver (a) fully executed counterparts of Mortgages (each an "ADDITIONAL MORTGAGE" and collectively the "ADDITIONAL MORTGAGES") encumbering such fee interest, together with evidence that counterparts of such Additional Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on such Owned Real Property Asset in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (b) a title report obtained by Company in respect of any such Owned Real Property Asset; (c) if required by Administrative Agent, an opinion of counsel (which counsel shall be satisfactory to Administrative Agent) in the state in which such Owned Real Property Asset is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters as Administrative Agent may request, in form and substance satisfactory to Administrative Agent; (d) if required by Administrative Agent, in the case of each such Owned Real Property Asset, an environmental audit prepared by professional consultants mutually acceptable to Company and Administrative Agent, in form, scope and substance satisfactory to Administrative Agent; (e) if required by Administrative Agent, in the case of each such Owned Real Property Asset, a Mortgage Policy in an amount satisfactory to Administrative Agent with respect to such Additional Mortgage; and (f) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any such Owned Real Property Asset ("ADDITIONAL FLOOD HAZARD PROPERTY") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which each Additional Flood Hazard Property is located is participating in the National Flood Insurance Program; and (h) if there are any Additional Flood Hazard Properties, Company's written acknowledgment of receipt of written notification from Administrative


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Agent (1) as to the existence of each such Additional Flood Hazard Property and
(2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.

               Company shall, permit authorized representatives designated by Administrative Agent, upon reasonable notice, to visit and inspect any Owned Real Property Assets to be subject to the Lien of an Additional Mortgage, for the purpose of obtaining an appraisal of value, conducted by consultants retained by Administrative Agent in compliance with all applicable banking regulations, with respect to such real property fee interest.

6.11   BHFS ADVANCES TO COMPANY.

               Periodically, BHFS Group shall make available its cash to Company, and the Canadian Receivable Division shall make available its cash to Bell & Howell Ltd., each in accordance with the past practices of BHFS Group.


SECTION 7.     NEGATIVE COVENANTS

               Parent and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Parent and Company shall perform, and shall cause each of Company's Subsidiaries to perform, all covenants in this Section 7.

7.1    INDEBTEDNESS.

               Parent and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) Company may become and remain liable with respect to the Obligations;

               (ii) Parent, Company and Company's Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

               (iii) (a) Company may become and remain liable with respect to Indebtedness to any of its Wholly-Owned Subsidiaries; (b) any Wholly-Owned Subsidiary of Company (other than BHFS Group) that prior to the Collateral Release Date is a Pledged Subsidiary or after the Collateral Release Date is a


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       Wholly-Owned Domestic Subsidiary may become and remain liable with respect to Indebtedness to Company or any other Wholly-Owned Domestic Subsidiary of Company; (c) any Wholly-Owned Foreign Subsidiary that prior to the Collateral Release Date is a Pledged Subsidiary or after the Collateral Release Date is a Wholly-Owned Foreign Subsidiary of the Company may become and remain liable with respect to Indebtedness to any other Foreign Subsidiary of the Company; and (d) Persons in the BHFS Group may become and remain liable with respect to Indebtedness to Company in an aggregate principal amount which does not exceed $5,000,000 outstanding at any one time and to any other Person in the BHFS Group; PROVIDED that (1) all such intercompany Indebtedness shall be evidenced by promissory notes which notes (other than notes issued and payable to Foreign Subsidiaries) prior to the Collateral Release Date shall be pledged to Administrative Agent, on behalf of Lenders, as security for the Obligations, (2) all such intercompany Indebtedness owed by Company to any of its Subsidiaries or by any of such Subsidiaries to Company shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, in each case in form and substance satisfactory to Administrative Agent and its counsel, and
       (3) any payment by any Domestic Subsidiary of Company under the Subsidiary Guaranty shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made; PROVIDED further that the aggregate amount of all outstanding Indebtedness of Foreign Subsidiaries to Company and its Wholly-Owned Domestic Subsidiaries shall not exceed $25,000,000 at any time;

               (iv) Company and its Domestic Subsidiaries (other than BHFS Group), as applicable, may remain liable with respect to unsecured Indebtedness described in SCHEDULE 7.1 annexed hereto;

               (v) Parent may remain liable with respect to the Indebtedness evidenced by the 11-1/2% Senior Discount Debentures; PROVIDED that Parent within the time period permitted by the 11-1/2% Senior Discount Debenture Indenture shall have called for redemption and shall have redeemed 11-1/2% Senior Discount Debentures from not less than $95,000,000 in proceeds from the Common Stock Offering and Parent shall commence a tender offer for its 11-1/2% Senior Discount Debentures in accordance with the provisions of subsection 7.13D;

               (vi) Company and its Wholly-Owned Subsidiaries (other than BHFS Group) may become and remain liable with respect to Indebtedness incurred or assumed in connection with an Acquisition permitted under subsection 7.7(iv) PROVIDED that the proceeds of any such incurred Indebtedness are applied to make Acquisition Expenditures permitted under subsection 7.7(iv);

               (vii) Company may remain liable with respect to the Indebtedness evidenced by the Senior Notes and the 10-3/4% Subordinated Notes PROVIDED that


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       Company calls its 10 3/4% Subordinated Notes for redemption in accordance with the provisions of subsection 7.13A; and the Company may incur and remain liable with respect to unsecured Indebtedness incurred to refinance the Senior Notes and/or the outstanding amount of any Debt Repurchases related to redemptions or repurchases of Senior Notes; PROVIDED that (a) the aggregate principal amount of such refinancing Indebtedness and any outstanding Senior Notes shall not exceed $100,000,000; (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than 180 days after the Commitment Termination Date; and (c) the terms and conditions of any such refinancing Indebtedness and any guarantees of such refinancing Indebtedness are no less favorable to the Lenders than the terms and conditions of the Senior Notes or are as otherwise approved by Requisite Lenders;

               (viii) Company's Foreign Subsidiaries may become and remain liable with respect to Foreign Financial Accommodations in an aggregate amount which, together with the aggregate outstanding amount of receivables sold by Foreign Subsidiaries permitted under subsection 7.9(a), the aggregate amount of assumed Indebtedness outstanding which Company elects under the proviso to clause (vi)(c) hereof to apply against this clause (viii) and the aggregate amount of outstanding Contingent Obligations permitted under subsection 7.4(xi), shall not exceed $80,000,000 at any time outstanding;

               (ix) BHFS Group may become and remain liable with respect to Indebtedness that is Non-Recourse Debt;

               (x) Company and its Domestic Subsidiaries (other than BHFS Group) may become and remain liable with respect to other Indebtedness in an aggregate principal amount, which together with outstanding Contingent Obligations permitted under subsection 7.4(xiii), does not exceed $25,000,000 at any time outstanding;

               (xi) Company and its Subsidiaries may become and remain liable with respect to Capital Leases in an amount not exceeding $10,000,000 and other Capital Leases permitted under clauses (vi) or (x) of this subsection 7.1;

               (xii) the Canadian Receivables Division may become and remain liable with respect to Indebtedness that is Non-Recourse Debt in an aggregate amount which, together with the aggregate outstanding receivables sold as permitted under subsection 7.9(c) by the Canadian Receivables Division, does not exceed $15,000,000 at any time outstanding; and

               (xiii) Company may become and remain liable with respect to Subordinated Indebtedness up to a maximum aggregate principal amount of $200,000,000, the terms and conditions of such Subordinated Indebtedness and of any guarantees of such Subordinated Indebtedness to be subject to the approval of the Requisite Lenders which approval shall not be unreasonably withheld; PROVIDED that after


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       giving effect to the incurrence of such Indebtedness, Company's total
       Indebtedness shall not exceed the permitted Leverage Ratio pursuant to subsection 7.6B.

7.2    LIENS AND RELATED MATTERS.

       A. PROHIBITION ON LIENS. Parent and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent, Company or any of Company's Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

               (i)     Permitted Encumbrances;

               (ii) (a) Liens on the assets of Company's Foreign Subsidiaries (other than the Canadian Receivables Division) and Liens on the Friedberg, Germany, plant owned by Bell & Howell GmbH, in each case securing Indebtedness permitted under subsection 7.1 (viii) and (b) Liens on the accounts receivable, inventory and proceeds thereof of the Canadian Receivables Division securing Indebtedness permitted under subsection 7.1 (xii);

               (iii) Liens on the receivables, inventory and proceeds thereof of BHFS Group securing Indebtedness permitted under subsection 7.1(ix);

               (iv)    Liens described in SCHEDULE 7.2 annexed hereto;

               (v) Liens securing the Contingent Obligations of Company or BHFS with respect to Interest Rate Agreements and Currency Agreements with any Lender or any Affiliates of any Lender that are permitted under subsections 7.4(v) or (vii), as the case may be;

               (vi)    Liens granted pursuant to the Collateral Documents;

               (vii) Liens securing Indebtedness permitted under subsection 7.1(vi) so long as such Liens do not encumber any asset other than the assets acquired in such Acquisition;

               (viii) Any Liens on receivables of Foreign Subsidiaries, the Canadian Receivables Division or BHFS Group arising in connection with the sale or pledge of such receivables permitted under subsection 7.9 in the ordinary course of business;


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               (ix)    Additional Liens which do not in the aggregate secure
       liabilities in excess of $10,000,000; and

               (x) Liens securing Indebtedness under Capital Leases permitted under subsection 7.1(xi).

       B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Parent, Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

       C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to any sale of assets (including without limitation, an Asset Sale) or as set forth in the Indentures or any other indenture governing Indebtedness permitted pursuant to subsection 7.1(vii) or 7.1(xiii), neither Parent, Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

       D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein and in the Indentures or any other indenture governing Indebtedness permitted pursuant to subsection 7.1(vii) or 7.1(xiii), Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than a prior notice requirement) of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company (other than BHFS Group), (iii) make loans or advances to Company or any other Subsidiary of Company (other than BHFS Group), or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company (other than BHFS Group).

7.3    INVESTMENTS; JOINT VENTURES.

               Parent and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

               (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;


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

               (ii) Company and its Subsidiaries may make intercompany loans to the entities and to the extent permitted under subsection 7.1(iii);

               (iii) Company and its Subsidiaries may continue to own their existing Investments in their respective Subsidiaries as of the Closing Date and may make additional Investments in their respective Wholly-Owned Domestic Subsidiaries as of the Closing Date (other than BHFS Group); PROVIDED that Persons in BHFS Group may make additional Investments in other Persons in BHFS Group;

               (iv) Company and its Wholly-Owned Domestic Subsidiaries may make additional Investments in their respective Wholly-Owned Foreign Subsidiaries that (a) prior to the Collateral Release Date such Wholly-Owned Foreign Subsidiaries are Pledged Subsidiaries and (b) the aggregate of all such Investments consisting of equity contributions do not exceed $15,000,000 in the aggregate for all such Investments since the Closing Date;

               (v) Company and its Wholly-Owned Domestic Subsidiaries (other than BHFS Group) may make and own Investments in Persons that, as a result of such Investments, become additional Wholly-Owned Domestic Subsidiaries and Company may make and own Investments in Persons that, as a result of such Investments become additional direct Wholly-Owned Foreign Subsidiaries, in each case to the extent such Investments are permitted under subsection 7.7(iv); PROVIDED, that Company shall, and shall cause its Subsidiaries to comply with the requirements of subsections 6.9 and 6.10 with respect to each such additional Subsidiary;

               (vi) Company and its Subsidiaries may make loans and advances to employees that constitute Investments in an aggregate amount not to exceed at any time outstanding $2,500,000 in addition to other Investments otherwise permitted hereunder;

               (vii) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto;

               (viii) Parent may continue to own and make Investments in Company;

               (ix) Parent and Company may purchase shares of Parent common stock from management of Company and Parent, in each case as permitted under subsection 7.5;

               (x) Parent and Company may make loans to employees of Parent, Company or any of its Subsidiaries for the purchase of shares of capital stock of Parent issued by Parent; PROVIDED that the aggregate amount of all such loans does not exceed $12,000,000 at any time outstanding;


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

               (xi) Company and its Wholly-Owned Domestic Subsidiaries (other than BHFS Group) may make and own an Investment in a Person that is engaged in businesses that are similar, related or complementary to the business engaged in by the Company or its direct and indirect Subsidiaries as of the Closing Date, including providing facilities, equipment or services to them; PROVIDED that the amount of such Investment does not exceed $15,000,000 for any single such Investment or $40,000,000 in the aggregate at any time outstanding for all such Investments; and

               (xii) Company and its Wholly-Owned Domestic Subsidiaries and its Foreign Subsidiaries may make Investments of up to a maximum aggregate amount of $10,000,000 with respect to funds being held for the account of employees pursuant to deferred compensation or employee benefit or retirement plans.

7.4    CONTINGENT OBLIGATIONS.

               Parent and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Company and its Domestic Subsidiaries (other than BHFS Group and Inactive Subsidiaries) may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

               (ii) Loan Parties may become and remain liable with respect to Contingent Obligations under the Guaranties;

               (iii) Company may become and remain liable with respect to Contingent Obligations of up to $25,000,000 in respect of Foreign Financial Accommodations permitted under subsection 7.1(viii); PROVIDED the Company shall notify Administrative Agent upon the incurrence, satisfaction or other change with respect to such Contingent Obligations;

               (iv) Company's Domestic Subsidiaries (other than BHFS Group) may become and remain liable with respect to guaranties of the Senior Notes and the 10-3/4% Subordinated Notes and other guarantees to the extent permitted pursuant to subsection 7.1(viii) or 7.1(xiii);

               (v) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements with respect to permitted Indebtedness of Company and its Subsidiaries (other than BHFS Group), PROVIDED that the aggregate notional principal amount under all such Interest Rate Agreements of Company does not exceed at any time the amount of the Commitments; and BHFS may become and remain liable with respect to Contingent Obligations under Interest


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

       Rate Agreements with respect to permitted Indebtedness of BHFS Group and the Canadian Receivable Division;

               (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

               (vii) Company and its Domestic Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements with respect to an aggregate notional amount not to exceed at any time $150,000,000 and the Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations under Currency Agreements with respect to an aggregate notional amount not to exceed at any time $50,000,000 and BHFS may become and remain liable with respect to Contingent Obligations under Currency Agreements with respect to an aggregate notional amount not to exceed at any time $10,000,000; PROVIDED that no more than $100,000,000 in aggregate notional amount of Currency Agreements with a term greater than 12 months shall be outstanding at any time;

               (viii) Persons in BHFS Group may become and remain liable with respect to guarantees of Indebtedness of other Persons in BHFS Group permitted under subsection 7.1(ix) and BHFS may become and remain liable with respect to guarantees of up to $15,000,000 in Indebtedness of the Canadian Receivables Division permitted under subsection 7.1(xii);

               (ix) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 7.4 annexed hereto;

               (x) Company may become and remain liable with respect to Contingent Obligations in respect of tax indemnity payments to management of Company owning Company Common Stock or common stock of Parent to the extent permitted under subsection 7.5;

               (xi) Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Commercial Letters of Credit obtained in the ordinary course of business to the extent such Contingent Obligations are permitted under subsection 7.1(viii);

               (xii) Company and its Domestic Subsidiaries may become and remain liable with respect to Contingent Obligations in an aggregate amount of up to $15,000,000; PROVIDED that all such outstanding Contingent Obligations together with the Indebtedness outstanding under subsection 7.1(x) does not exceed the maximum amount permitted under subsection 7.1(x);


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

               (xiii) Company and its Domestic Subsidiaries may become and remain liable with respect to Contingent Obligations of up to $10,000,000 with respect to obligations and liabilities of suppliers incurred in the ordinary course of business; and

               (xiv) Parent and Company may become and remain liable with respect to Contingent Obligations relating to Indebtedness and other obligations of its direct and indirect Domestic Subsidiaries (other than BHFS Group) permitted under this Agreement.

7.5    RESTRICTED JUNIOR PAYMENTS; CERTAIN OTHER PAYMENTS.

               A. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom:

               (i) Company may make payments of regularly scheduled interest in respect of the 10-3/4% Subordinated Notes and any other Subordinated Indebtedness permitted pursuant to subsection 7.1(xiii), in each case in accordance with the terms of, and to the extent required by, and subject to the subordination provisions contained in, the 10-3/4% Subordinated
       Note Indenture and the indenture governing any such other Subordinated Indebtedness;

               (ii) Company may repurchase or redeem its outstanding 10-3/4% Subordinated Notes in accordance with the terms of and to the extent not prohibited under the Indentures;

               (iii) on and after September 1, 2000, Company may pay Cash dividends on its Preferred Stock to Parent to the extent required to permit Parent to pay Cash interest on the 11-1/2% Senior Discount Debentures, and Parent shall use such Cash dividends to make regularly scheduled interest payments on the 11-1/2% Senior Discount Debentures in accordance with the terms of, and to the extent required by, the 11-1/2% Senior Discount Debenture Indenture;

               (iv) Company may redeem its Preferred Stock to the extent required to permit Parent to purchase or redeem outstanding 11-1/2% Senior Discount Debentures, and Parent shall use such redemption payments to repurchase or redeem the 11-1/2% Senior Discount Debentures, and Company or Parent may redeem or repurchase 11-1/2% Senior Discount Debentures, in each case in accordance with the terms of and to the extent not prohibited under the Indentures;

               (v) Company may make Cash payments to Parent in an amount not to exceed $600,000 in the aggregate annually for the purpose of paying Parent's general operating expenses and franchise tax obligations;


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

               (vi) If no Event of Default or Potential Event of Default then exists or would occur as a result thereof, Company may pay cash dividends to stockholders and may repurchase shares of capital stock from stockholders so long as the aggregate amount of the cash dividends so paid or repurchases so made do not exceed the sum of (x) $10,000,000 plus
       (y); PROVIDED that the Company's Leverage Ratio on a pro forma basis after giving effect to such dividends or repurchases and to any Indebtedness incurred therewith is less than 3.0:1, 25% of cumulative Consolidated Net Income from June 29, 1997; and

               (vii) Company may make tax indemnification payments under the Shareholders Agreement in accordance with Section 8(c) thereof as in effect on the Closing Date in an aggregate amount not to exceed $4,000,000 after the Closing Date.

               Neither Company nor any of its Subsidiaries will directly or indirectly declare, order, pay or make, or set apart any sum or property for, any Restricted Junior Payment or agree to do so except as permitted by this subsection 7.5.

               B. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or other similar payment with respect to, its Senior Notes or any other Senior Indebtedness permitted pursuant to subsection 7.1(vii); PROVIDED that, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result thereof, (1) Company may make payments of regularly scheduled interest in respect of its Senior Notes and any other Senior Indebtedness permitted pursuant to subsection 7.1(vii), in each case in accordance with the terms of, and to the extent required by, the Senior Note Indenture or any other indenture governing such other Senior Indebtedness and (2) Company may repurchase or redeem its outstanding Senior Notes in accordance with the terms of and to the extent not prohibited under the Indentures.

7.6    FINANCIAL COVENANTS.

       A. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Company shall not permit the Consolidated Fixed Charge Coverage Ratio for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Company occurring during any of the periods set forth below to be less than the correlative amount indicated:

                                                    MINIMUM CONSOLIDATED FIXED
                 PERIOD                                CHARGE COVERAGE RATIO
       ------------------------                        ---------------------

       1997
       ----

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

       Third Fiscal Quarter                                  1.85:1.00
       Fourth Fiscal Quarter                                 1.85:1.00

       1998
       ----

       First Fiscal Quarter                                  1.85:1.00
       Second Fiscal Quarter                                 1.85:1.00
       Third Fiscal Quarter                                  1.85:1.00
       Fourth Fiscal Quarter                                 2.00:1.00

       1999
       ----

       First Fiscal Quarter                                  2.00:1.00
       Second Fiscal Quarter                                 2.00:1.00
       Third Fiscal Quarter                                  2.00:1.00
       Fourth Fiscal Quarter                                 2.15:1.00

       2000
       ----

       First Fiscal Quarter                                  2.15:1.00
       Second Fiscal Quarter                                 2.15:1.00
       Third Fiscal Quarter                                  2.15:1.00
       Fourth Fiscal Quarter                                 2.25:1.00

       2001
       ----

       First Fiscal Quarter                                  2.25:1.00
       Second Fiscal Quarter                                 2.25:1.00
       Third Fiscal Quarter                                  2.25:1.00
       Fourth Fiscal Quarter                                 2.50:1.00
           and thereafter


       B. MAXIMUM LEVERAGE RATIO. Company shall not permit its Leverage Ratio as of the last day of any fiscal quarter occurring during the periods set forth below to exceed the correlative ratio set forth below:

                 PERIOD                                MAXIMUM LEVERAGE RATIO
       --------------------------                      ----------------------

       1997
       ----

       Third Fiscal Quarter                                  4.25:1.00
       Fourth Fiscal Quarter                                 4.00:1.00

       1998
       ----


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

       First Fiscal Quarter                                  4.00:1.00
       Second Fiscal Quarter                                 3.75:1.00
       Third Fiscal Quarter                                  3.75:1.00
       Fourth Fiscal Quarter                                 3.50:1.00

       1999
       ----

       First Fiscal Quarter                                  3.50:1.00
       Second Fiscal Quarter                                 3.50:1.00
       Third Fiscal Quarter                                  3.35:1.00
       Fourth Fiscal Quarter                                 3.10:1.00

       2000
       ----

       First Fiscal Quarter                                  3.10:1.00
       Second Fiscal Quarter                                 3.10:1.00
       Third Fiscal Quarter                                  3.10:1.00
       Fourth Fiscal Quarter                                 2.85:1.00
           and thereafter


       C. MINIMUM CONSOLIDATED NET WORTH. The Company shall not permit Consolidated Net Worth at any time to be less than the sum of (i) 75% of the sum of Consolidated Net Worth on December 28, 1996 PLUS $95,000,000 PLUS (ii) 75% of positive Consolidated Net Income as of the last day of each fiscal quarter after December 28, 1996.

7.7    RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES; ACQUISITIONS.

               Neither Parent nor Company shall, and shall not permit any of Company's Subsidiaries to, alter the corporate, capital or legal structure of Parent, Company or any of Company's Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or make an Acquisition, except:

               (i) (a) any Subsidiary of Company may be merged or consolidated with or into Company or any Wholly-Owned Domestic Subsidiary of Company (other than BHFS Group), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Domestic Subsidiary of Company (other than BHFS Group); PROVIDED that, in the case of such a merger or consolidation, Company or such Wholly-Owned Domestic Subsidiary shall be the continuing or surviving corporation;
       (b) any Foreign Subsidiary may be merged or consolidated with or into


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

       Company, any Wholly-Owned Domestic Subsidiary or any Wholly-Owned Foreign Subsidiary that prior to the Collateral Release Date is a Pledged Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of related transactions, to Company any Wholly-Owned Domestic Subsidiary or any Wholly-Owned Foreign Subsidiary that prior to the Collateral Release Date is a Pledged Subsidiary; PROVIDED that in the case of such a merger or consolidation Company, such Wholly-Owned Domestic Subsidiary, or Wholly-Owned Foreign Subsidiary that prior to the Collateral Release Date is a Pledged Subsidiary shall be the continuing or surviving corporation; and (c) any Person in BHFS Group may be merged or consolidated with or into any other Person in BHFS Group, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of related transactions, to any other Person in BHFS Group;

               (ii) subject to subsection 7.11, Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

               (iii) Company and its Subsidiaries may make Asset Sales; PROVIDED that (w) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (x) for Asset Sales in excess of $5,000,000, not less than 85% of the total consideration received in connection with such Asset Sales shall be Cash; and (y) the proceeds of such Asset Sales shall be applied as required by subsection 2.4A(iii)(a).

               (iv) Company and its Wholly-Owned Domestic Subsidiaries (other than BHFS Group) may make non-hostile Acquisitions of the capital stock of or of the assets of a Person located in the United States, (b) Company and its Wholly-Owned Domestic Subsidiaries (other than the BHFS Group) may make non-hostile Acquisitions of all of the capital stock of a foreign Person so long as prior to the Collateral Release Date such foreign Person becomes a Pledged Subsidiary, (c) Company and its Subsidiaries that prior to the Collateral Release Date are Pledged Subsidiaries may make non-hostile Acquisitions of the assets of a Person that is located outside of the United States and (d) Company's Foreign Subsidiaries may make non-hostile Acquisitions of all of the capital stock of a foreign Person up to an aggregate amount for all such Investments of not greater than $15,000,000, PROVIDED that each Acquisition permitted in (a) - (d) above is useful in, complementary to or related to the businesses of the Company and its Subsidiaries (other than BHFS Group) existing on the Closing Date; PROVIDED FURTHER that with respect to Acquisition Expenditures of $20,000,000 or more, the Company shall submit to Administrative Agent an Officer's Certificate demonstrating that Company and its Subsidiaries will comply on a pro forma basis (including any


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

       synergies which are not objected to by Administrative Agent) with the covenants set forth in subsection 7.6 and evidencing such synergies, and with respect to any Acquisition Expenditures of $100,000,000 or more for any single acquisition or series of related acquisitions, Company shall obtain the prior written consent of Administrative Agent and Requisite Lenders;

               (v) Company and its Subsidiaries may sell receivables to the extent permitted under subsection 7.9;

               (vi) Company and its Subsidiaries may sell equipment, equipment leases, use agreements, service agreements, subscription agreements, installment sales contracts and any other long-term receivables to BHFS Group and the Canadian Receivables Division on a non-recourse basis and in accordance with past practices of Company and its Subsidiaries; and

               (vii) Parent and Company may combine with and into each other; PROVIDED that in the event that Parent is the surviving corporation, Parent shall assume all obligations of Company under this Agreement and Parent shall execute and deliver to Administrative Agent such documentation, and shall take such other actions, as Administrative Agent may deem necessary or desirable to effect such assumption.

7.8    SALES AND LEASE-BACKS.

               Neither Parent nor Company shall, and shall not permit any of Company's Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Parent, Company or any of Company's Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Domestic Subsidiaries (other than BHFS Group)) or (ii) which Parent, Company or any of Company's Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Parent, Company or any of Company's Subsidiaries to any Person (other than Company or any of its Domestic Subsidiaries (other than BHFS Group)) in connection with such lease; PROVIDED that the foregoing shall not prohibit sale and lease back transactions to the extent that the Net Cash Proceeds are applied in accordance with the provisions of subsection 2.4A(iii)(a).

7.9    SALE OR DISCOUNT OF RECEIVABLES.

               Neither Parent nor Company shall, and shall not permit any of Company's Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable except: (a) Company's Foreign Subsidiaries (other than the Canadian Receivables Division) may sell with recourse or discount receivables in the ordinary course of business in accordance with past practices so long as the aggregate outstanding amount of sold receivables,


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

together with the other Indebtedness described under subsection 7.1(viii), does not exceed the aggregate amount of Indebtedness permitted under subsection 7.1(viii); (b) BHFS Group may sell or discount receivables in the ordinary course of business in accordance with past practices; and (c) the Canadian Receivables Division may sell with recourse or discount receivables in the ordinary course of business in accordance with past practices so long as the aggregate outstanding amount of sold receivables, together with the other Indebtedness described under subsection 7.1 (xii), does not exceed the aggregate amount of Indebtedness permitted under subsection 7.1 (xii).

7.10   TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

               Neither Parent nor Company shall, and shall not permit any of Company's Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Parent or Company or with any Affiliate of Company or Parent or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly-Owned Subsidiaries (other than BHFS Group) or between any of its Wholly-Owned Subsidiaries (other than BHFS Group), or between Persons in BHFS Group; (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries;
(iii) the Shareholders Agreement; or (iv) transactions permitted under subsections 7.3(ix) and (x).

7.11   DISPOSAL OF SUBSIDIARY STOCK.

               Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(iii), Company shall not:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

               (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of it or any of its Subsidiaries, except to Company, another Wholly-Owned Domestic Subsidiary of Company (other than BHFS Group), or to qualify directors if required by applicable law; PROVIDED that Foreign Subsidiaries may so sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other Securities of it or any of its Subsidiaries to any other Wholly-Owned Foreign Subsidiary that prior to the Collateral Release Date is a Pledged Subsidiary; and PROVIDED, FURTHER, that a person in BHFS Group may so sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other Securities of it or any of its Subsidiaries to any other Person in BHFS Group.

7.12   CONDUCT OF BUSINESS.

       A. Prior to the consummation of a merger of Parent and Company permitted by subsection 7.7(vii), Parent shall not engage in any business, and shall not own any assets other than (1) the Company Common Stock, (2) the Preferred Stock, (3) the loans to employees permitted under subsection 7.3(x) and any subsequent Investments made in Company permitted under subsection 7.3(x) with the cash proceeds received by Parent from employees in connection with the purchase of capital stock of Parent by such employees, (4) prepaid director and officer insurance in an amount not to exceed $600,000 at any time, (5) deferred organization costs in an amount not to exceed $15,000 at any time, (6) deferred financing fees in an amount not to exceed $6,200,000 at any time, (7) up to $500,000 in Cash at any one time for the purposes of paying general operating expenses and franchise tax obligations and (8) temporary cash advances made to Company.

       B. The Inactive Subsidiaries shall not engage in any significant business, own or hold any assets not held or owned on the Closing Date, or incur any Indebtedness, Contingent Obligations or other obligations or liabilities whatsoever. Neither Company nor any of its Subsidiaries shall incur any Indebtedness, Contingent Obligations or other obligations or liabilities whatsoever on behalf of, or with respect to, the Inactive Subsidiaries. Company's and its Subsidiaries' aggregate Investments in the Inactive Subsidiaries shall not exceed $250,000.

7.13   AMENDMENTS OF CERTAIN DOCUMENTS; OTHER MATTERS RELATED TO INDENTURES.

       A. Within five Business Days of the Closing Date, Company shall not have failed to deliver to the trustee for the 10-3/4% Subordinated Notes an irrevocable notice of redemption to be distributed to all holders of 10-3/4% Subordinated Notes in accordance with the terms of the Indenture pursuant to which such 10-3/4% Subordinated Notes were issued, calling for the redemption of all outstanding 10-3/4% Subordinated Notes which notice shall be satisfactory in form and substance to Administrative Agent. Other than with respect to the redemption required by the preceding sentence with respect to the 10-3/4% Subordinated Notes, Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or any Indenture in respect thereof, or make any payment consistent with an amendment thereof or change thereof; PROVIDED that Company may agree to amend the provisions of the Subordinated Indebtedness or any Indenture in respect thereof (i) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision of such Subordinated Indebtedness or any Indenture in respect thereof,
(ii) to comply with the Trust Indenture Act of 1939 or (iii) to make modifications of a technical or clarifying nature which are no less favorable to Lenders than the provisions of the Subordinated Indebtedness and any Indentures in respect thereof as in effect on the Closing Date.


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       B.      Other than as may be expressly permitted hereunder with respect to repurchases of the Preferred Stock, Company shall not amend or otherwise change the terms of its Certificate of Designations as in effect on the Closing Date or make any payment consistent with an amendment thereof or change thereto.

       C. Other than repurchases or redemptions of the Senior Notes made with the proceeds of Revolving Loans under the Senior Debt Repurchase Facility, Company shall not amend or otherwise change the terms of the Senior Notes or the Senior Note Indenture or any indenture in respect of Senior Indebtedness permitted pursuant to subsection 7.1(vii) or make any payment consistent with an amendment thereof or change thereto; PROVIDED that Company may agree to amend the provisions of the Senior Notes and the Senior Note Indenture or any indenture in respect of Senior Indebtedness permitted pursuant to subsection 7.1(vii) (i) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision of such Senior Notes or the Senior Note Indenture, (ii) to comply with the Trust Indenture Act of 1939 or (iii) to make modifications of a technical or clarifying nature which are no less favorable to Lenders than the provisions of the Senior Notes and the Senior Note Indenture or any indenture in respect of Senior Indebtedness permitted pursuant to subsection 7.1(vii) as in effect on the Closing Date.

       D. Within five Business Days of the Closing Date, Parent shall not have failed to commence a tender offer for all of its outstanding 11-1/2% Senior Discount Debentures in accordance with the Indenture pursuant to which such 11-1/2% Senior Discount Debentures were issued which tender offer materials shall be reasonably satisfactory in form and substance to Administrative Agent and Parent shall not have failed to seek the consent of the holders of the 11-1/2% Senior Discount Debentures to the amendment of certain covenants under such Indenture, including without limitation the deletion of any covenant prohibiting Parent from granting a Lien with respect to any of its assets.
Other than with respect to the tender offer required pursuant to the preceding sentence and the redemption of the 11-1/2% Senior Discount Debentures from the proceeds of the Common Stock Offering, Parent shall not amend or otherwise change the terms of the 11-1/2% Senior Discount Debentures or the 11-1/2% Senior Discount Debenture Indenture or make any payment consistent with an amendment thereof or change thereto; PROVIDED that Parent may agree to amend the provisions of the 11-1/2% Senior Discount Debentures and the 11-1/2% Senior Discount Debenture Indenture, (i) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision of such 11-1/2% Senior Discount Debentures or the 11-1/2% Senior Discount Debenture Indenture, (ii) to comply with the Trust Indenture Act of 1939 or (iii) to make modifications of a technical or clarifying nature which are no less favorable to Lenders than the provisions of the 11-1/2% Senior Discount Indentures and the 11-1/2% Senior Discount Debenture Indenture as in effect on the Closing Date.


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7.14   FISCAL YEAR.

               Other than any change to a Fiscal Year ending on December 31 of each year, Company shall not change its Fiscal Year-end from the Saturday nearest to December 31.

7.15   SEPARATE IDENTITY OF PARENT AND COMPANY.

               Until the consummation of any merger of Company and Parent permitted under subsection 7.7(vii): Parent shall not appoint or elect as a director or officer of Parent any Person who is simultaneously an officer or director of Company; PROVIDED, that Parent and Company may have overlapping directors so long as (i) such directors constitute 50% or less of each of the boards of directors of Parent and Company and (ii) the non-overlapping directors are not employees of Parent or Company; PROVIDED, FURTHER that Parent and Company may have overlapping officers so long as at least 2 of the officers of each of Parent and Company are not also officers of the other; and Parent shall not commingle any assets, offices or business functions of Parent with any assets, offices or business functions of Company.


SECTION 8.     EVENTS OF DEFAULT

               If any of the following conditions or events ("Events of Default") shall occur:

8.1    FAILURE TO MAKE PAYMENTS WHEN DUE.

               Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2    DEFAULT IN OTHER AGREEMENTS.

               (i) Failure of Parent, Company or any of Company's Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $7,500,000 or more or (b) any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $7,500,000 or more, in each case beyond the end of any grace period provided therefor; or
(ii) breach or default by Parent, Company or any of Company's Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of


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$7,500,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $7,500,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3    BREACH OF CERTAIN COVENANTS.

               Failure of Parent, Company or any of Company's Subsidiaries to perform or comply with any term or condition contained in subsection 2.5, 6.1(ix) or 6.2, or Section 7 of this Agreement; or

8.4    BREACH OF WARRANTY.

               Any representation, warranty, certification or other statement made by Parent, Company or any of Company's Subsidiaries in any Loan Document or in any statement or certificate at any time given by Parent, Company or any of Company's Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5    OTHER DEFAULTS UNDER LOAN DOCUMENTS.

               Parent, Company or any of Company's Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

8.6    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian


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or other officer having similar powers over Parent, Company or any of Company's
Subsidiaries (other than an Inactive Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than an Inactive Subsidiary), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7    VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) shall make any assignment for the benefit of creditors; or
(ii) Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) shall be unable or shall fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Parent, Company or any of Company's Subsidiaries (other than an Inactive Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8    JUDGMENTS AND ATTACHMENTS.

               Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $7,500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Parent, Company or any of Company's Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9    DISSOLUTION.

               Any order, judgment or decree shall be entered against Parent, Company or any of Company's Subsidiaries decreeing the dissolution or split up of Parent, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or


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8.10   EMPLOYEE BENEFIT PLANS.

               There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Parent, Company or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $4,000,000; or

8.11   CHANGE IN CONTROL.

               (i) Any Person or any two or more Persons acting in concert (other than Keystone or its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company and/or Parent (or other Securities convertible into such Securities) representing directly or indirectly 30% or more of the combined voting power of all Securities of Company and/or Parent entitled to vote in the election of directors, managers or trustees of Company or Parent, as the case may be (other than Securities having such power only by reason of the failure of Company and/or Parent to pay dividends on any series of its preferred stock); or (ii) there shall have occurred any "Change of Control" as defined in any of the Indentures other than any "Change of Control" under the 11-1/2% Senior Discount Debenture Indenture arising in connection with any combination of Company and Parent permitted pursuant to subsection 7.7(vii); in making any determination hereunder with respect to the beneficial ownership of any such Person of Securities of Company, such determination shall take into account not only the shares of Company Securities directly or indirectly owned by such Person but also the proportionate ownership interest in Company Securities represented by any shares of Parent Securities directly or indirectly owned by any such Person; or

8.12   INVALIDITY OF GUARANTIES.

               Any of the Guaranties for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13   FAILURE OF SECURITY.

               Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in



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writing by any Loan Party, or Administrative Agent shall not have or shall cease to have a valid and perfected first priority security interest (subject to Permitted Encumbrances) in all Collateral purported to be covered (excluding Collateral having a fair market value in the aggregate of up to $2,000,000).

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan (including the obligation of Swingline Lender to make any Swingline Loan), the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan (including the obligation of Swingline Lender to make any Swingline
Loan), the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to repay Swingline Loans or purchase participations therein as provided in subsection 2.1A(ii). Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent in the Collateral Account pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

               Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 11.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended


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to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


SECTION 9.     ADMINISTRATIVE AGENT

9.1    APPOINTMENT.

               Bankers is hereby appointed Administrative Agent hereunder and under the other Loan Documents by each Lender. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and neither Parent nor Company shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent, Company or any of Company's Subsidiaries. Parent and Company hereby acknowledge that neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty toward Parent or Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Company and Parent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

9.2    POWERS; GENERAL IMMUNITY.

       A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Administrative Agent, as the case may be, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

       B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document


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or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Parent or Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Parent or Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

       C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent hereunder or in connection herewith except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders (or if required pursuant to subsection 11.6, all Lenders). Without prejudice to the generality of the foregoing,
(i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent, or Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or if required pursuant to subsection 11.6, all Lenders). Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders (or if required pursuant to subsection 11.6, all Lenders).

       D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions


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delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

               Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent, Company and Company's Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4    RIGHT TO INDEMNITY.

               Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.


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9.5    SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

       A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, with respect to Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent from among the Lenders who shall be reasonably acceptable to Company; PROVIDED that if Requisite Lenders do not appoint such successor Administrative Agent within 30 days or Company fails to accept any such successor Administrative Agent appointed by Requisite Lenders, the resigning Administrative Agent may appoint a successor Administrative Agent which shall be a commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

       B. SUCCESSOR SWINGLINE LENDER. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of Bankers or its successor as Swingline Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swingline Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swingline Loans made by the retiring Administrative Agent in its capacity as Swingline Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swingline Lender shall surrender the Swingline Note held by it to Company for cancellation, and
(iii) Company shall issue a new Swingline Note to the successor Administrative Agent and Swingline Lender substantially in the form of EXHIBIT V annexed hereto, in the principal amount of the Swingline Loan Commitment then in effect and with other appropriate insertions.

9.6    COLLATERAL DOCUMENTS AND GUARANTIES.

               Each Lender hereby further authorizes Administrative Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; PROVIDED that Administrative Agent shall not (i) enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents or (ii) release any Collateral (except as expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or if required pursuant to subsection 11.6, all Lenders). Each


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Lender agrees that no Lender shall have any right individually to realize upon any of the Guaranties or any of the collateral under any Collateral Document, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.


SECTION 10.    GUARANTY OF PARENT

10.1   GUARANTY BY PARENT.

               As consideration for Lenders agreeing to enter into this Agreement and extend the Commitments hereunder, Parent hereby unconditionally and irrevocably guaranties the due and punctual payment when due (whether by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) of all Obligations of Company (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such Obligations whether or not such interest would be an allowable claim in such proceeding). For purposes of this Section 10, Parent, as party to this Agreement, is referred to as a "GUARANTOR" and the obligations of Parent under this Section 10 are referred to as the "GUARANTY".

10.2   TERMS OF GUARANTY.

               Guarantor agrees that the Obligations of Company may be extended or renewed, and the Loans repaid and reborrowed in whole or in part, without notice or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any such Obligation or repayment and reborrowing of the Loans.

               Guarantor waives presentation of, demand of, payment from and protest of any Obligation of Company and also waives notice of protest for nonpayment. The obligations of the Guarantor under this Guaranty shall not be affected by, and the Guarantor hereby waives its rights (to the extent permitted by law) in connection with:

               (a) the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Company under the provisions of this Agreement or any other agreement or otherwise,

               (b)     any extension or renewal of any provision thereof,

               (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any instrument executed pursuant hereto,



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               (d)     the release of any of the security held by Administrative
       Agent, or any Lender for the Obligations of Company,

               (e) the failure of Administrative Agent or any Lender to exercise any right or remedy against any other guarantor of the Obligations of Company,

               (f) Administrative Agent or any Lender taking and holding security or collateral for the payment of this Guaranty, any other guaranties of the Obligations or other liabilities of Company and the Obligations guarantied hereby, and exchanging, enforcing, waiving and releasing any such security or collateral,

               (g) Administrative Agent or any Lender applying any such security or collateral and directing the order or manner of sale thereof as Administrative Agent in its discretion may determine, or

               (h) Administrative Agent or any Lender settling, releasing, compromising, collecting or otherwise liquidating the Obligations and any security or collateral therefor in any manner determined by Administrative Agent or such Lender.

               Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by Administrative Agent or any other Person to any of the security held for payment of the Obligations of Company or to any balance of any deposit account or credit on the books of Administrative Agent or any other Person in favor of Company or any other Person.

               The obligations of Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, discharge of Company from the Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of Company, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law or equity.

               Guarantor acknowledges that all or a portion of the Obligations are secured by deeds of trust, deeds to secure debt or mortgages covering certain interests in real property (including, but not limited, to the Mortgages) and authorizes Administrative


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Agent, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to foreclose pursuant to the terms thereof or the deeds of trust and mortgages and the interests in real property secured thereby (including, but not limited to the Mortgages) by non-judicial or other sale. Guarantor understands that the exercise by Lenders or Administrative Agent, or any of them, of certain rights and remedies contained in this Agreement and such deeds of trust and mortgages may affect or eliminate Guarantor's right of subrogation against Company and that Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Administrative Agent and any Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. To the extent permitted by law, without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Sections 580a, 580d and 726. Notwithstanding any foreclosure of the lien of any such deeds of trust and mortgages with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty, including its obligation to pay any deficiency after a nonjudicial foreclosure. Guarantor hereby waives any defense to the recovery by Administrative Agent or any Lender against Guarantor of any deficiency after such sale, and Guarantor expressly waives any defense or benefits that may be derived from statutes and laws relating thereto.

               Administrative Agent may, at its election, foreclose on any security held by Administrative Agent by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Administrative Agent may have against Company or any security without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid. Guarantor waives any defense arising out of such election by Administrative Agent, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security.

               Guarantor further agrees that, to the extent that any Loan Party makes a payment or payments to Administrative Agent or any Lender, or Administrative Agent or any Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to any Loan Party, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount and this Guaranty shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Guarantor shall defend and indemnify Administrative Agent and each Lender from and against any claim or loss hereunder


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(including reasonable attorneys' fees and expenses) or in the defense of any action or suit relating to the foregoing matters.

               Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right that Administrative Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of Company to pay any of its Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), Guarantor will forthwith pay, or cause to be paid, in cash, to Administrative Agent an amount equal to the sum of the unpaid principal amount of such Obligations, accrued and unpaid interest on such Obligations and all other Obligations of Company to Administrative Agent or such Lender.

               Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of any Lender against any Loan Party or any Collateral which Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Agent for the benefit of Lenders to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities, or in the case of any assets to the extent of Obligations in respect of Letters of Credit to the extent not drawn upon) for the payment or prepayment of the Obligations of Guarantor in accordance with the terms of this Agreement or the other Loan Documents. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth herein is knowingly made in contemplation of such benefits.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon any failure of Company to pay its Obligations when due (whether by required prepayment, declaration, demand or otherwise), each Lender, or Administrative Agent with respect to any Obligation owed under the Letters of Credit and any Affiliate of any of them is hereby authorized by Guarantor at any time or from time to time, without notice to Guarantor or to any other Person, any such notice being hereby expressly waived (provided that any such Lender shall use reasonable efforts to notify Company promptly after any such setoff; PROVIDED, FURTHER, HOWEVER, that failure to give such notice shall not be a defense of any kind to Guarantor's liability under this Guaranty nor shall such Lender incur any liability of any


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kind to Guarantor for failure to provide such notice), to set off and to appropriate and to apply any and all deposits (general or special, including, not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time owing by any Lender or any subsequent holder of any Note or Administrative Agent with respect to any Obligation owed under the Letters of Credit, or any Affiliate of any of them to or for the credit or the account of Guarantor against and on account of the obligations and liabilities of Guarantor to any Lender or Administrative Agent with respect to any Obligation owed under the Letters of Credit, or any Affiliate of any of them under this Agreement, this Guaranty or the Letters of Credit including but not limited to, all claims of any nature or description arising out of or connected with this Agreement, this Guaranty or the Letters of Credit or any of the other Loan Documents irrespective of whether or not (a) Lenders or Administrative Agent with respect to any Obligation owed under the Letters of Credit, or any Affiliate of any of them shall have made any demand hereunder or (b) Lenders or Administrative Agent with respect to any Obligation owed under the Letters of Credit, or any Affiliate of any of them shall have declared the principal of and interest on the Loans or the Letters of Credit and other amounts due hereunder or under the other Loan Documents to be due and payable as permitted by Section 8.


SECTION 11.    MISCELLANEOUS

11.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

       A. GENERAL. Subject to subsection 11.1B, each Lender shall have the right at any time to (i) sell, assign, transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Commitments or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that (1) no such assignment or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans, the Letters of Credit or participations therein or the other Obligations under the securities laws of any state; (2) no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; (3) anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (1) above to any Person other than a successor Administrative Agent and Swing Line Lender; and
(4) no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 11.1B(ii) and notice thereof shall have been duly given to Company. Except as otherwise provided in this subsection 11.1, no Lender shall, as between Company and such Lender, be relieved


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of any of its obligations hereunder as a result of any sale, assignment, transfer of, or any granting of participations in, all or any part of the Loans, the Commitments, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

       B.      ASSIGNMENTS.

               (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Loan, Commitment, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of all Loans, Commitments, Letters of Credit and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and Administrative Agent and with the consent of Administrative Agent and except during the continuance of an Event of Default, in the case of assigning Lenders other than Bankers, Company (which consent of Administrative Agent and Company shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent for its acceptance and recording in the Register an Assignment Agreement, together with, except in connection with an assignment pursuant to subsection 2.9C, a processing fee of $1,000 with respect to an assignment in accordance with clause (a) above or $3,500 with respect to an assignment in accordance with clause (b) above and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii). Upon such execution, delivery and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); PROVIDED that the assigning Lender shall retain its rights (concurrently with such assignee) under subsections 2.6D, 2.7, 3.5A, 3.6, 11.2, 11.3 and 11.4. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness


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       of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV annexed hereto, with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender.

               (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 11.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of EXHIBIT IX hereto and if Administrative Agent and Company have consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 11.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company, the assigning Lender and the assignee. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 11.1B(ii).

       C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or the extension of the stated expiration date beyond the Commitment Termination Date of any Letter of Credit allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on or fees payable with respect to any Loan allocated to such participation (other than any waiver of any increase in the interest rate applicable to the Loans pursuant to subsection 2.2E), and all amounts payable by Company hereunder shall be determined as if such Lender had not sold such participation. Company hereby acknowledges and agrees that any participation will give rise to a direct obligation of Company to the participant and the participant shall, for purposes of subsections 2.6D, 2.7, 3.6, 11.4 and 11.5, be considered to be a "Lender"; PROVIDED that no participant shall be entitled to receive any greater amount pursuant to subsection 2.6D, 2.7 or 3.6 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

       D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 11.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed


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to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and with the consent of Company and Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

       E. INFORMATION. Each Lender may furnish any information concerning Parent, Company and Company's Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 11.19; PROVIDED that any such prospective assignees and participants will agree to be bound by the terms of subsection 11.19.

11.2   EXPENSES.

               Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and syndication of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the negotiation, preparation, execution, syndication and administration of the Loan Documents and the transactions contemplated hereby and thereby; and
(v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.



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11.3   INDEMNITY.

               In addition to the payment of expenses pursuant to subsection 11.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Administrative Agent and Lenders and any holder of any of the Notes, and the officers, directors, employees, agents and affiliates of Administrative Agent, Lenders and such holders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever including without limitation the reasonable fees and disbursements of inside or outside counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in response to or as a result of any such legal, judicial, administrative, regulatory or other process, directive or request, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation any Environmental Claims, Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction; PROVIDED FURTHER that the indemnity contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses arise out of litigation between the Company and such indemnified person in which the Company is the prevailing party as finally determined by a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

11.4   SET OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and each subsequent holder of any
Note is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived (provided that such Lender or subsequent


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holder shall use reasonable efforts to notify Company promptly after any such setoff; PROVIDED, FURTHER, HOWEVER, that failure to give such notice shall not in any way affect Company's Obligations nor shall such Lender or subsequent holder incur any liability of any kind to Company for failure to provide such notice), to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender or that subsequent holder under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

11.5   RATABLE SHARING.

               Lenders and each subsequent holder by acceptance of a Note hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender or holder hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender or holder) which is greater than the proportion received by any other Lender or holder of the Notes in respect of the Aggregate Amounts Due to such other Lender or holder, then the Lender or holder of the Notes receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders and holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders and holders of the Notes in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender or holder is thereafter recovered from such Lender or holder upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender or holder ratably to the extent of such recovery, but without interest. Company expressly consents to the


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foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

11.6   AMENDMENTS AND WAIVERS.

               A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (other than a Defaulting Lender) with obligations directly affected in the case of the following clause (a): (a) extend the scheduled final maturity date of any Loan or any Note; reduce the amount payable in respect of, or extend beyond the Commitment Termination Date the stated expiration date of, any Letter of Credit; postpone the dates on which any interest or any fees are payable; decrease the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; reduce the principal amount of any Loan or any Note; (b) release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty or, prior to a combination of Parent and Company pursuant to subsection 7.7(vii), the Parent from its obligations under its Guaranty, in each case other than in accordance with the terms of the Loan Documents; (c) amend, modify, terminate or waive the provisions contained in this subsection 11.6A; (d) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of the "Requisite Lenders" additional extensions of credit pursuant to this Agreement may be made on substantially the same basis as the extensions of the Revolving Loan Commitments); or (e) amend, modify, terminate or waive any provision expressly requiring the approval or concurrence of all Lenders; PROVIDED FURTHER that no such amendment, modification, termination or waiver shall increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications, terminations or waivers of conditions precedent, covenants, defaults or events of default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in Commitment of such Lender). In addition, (i) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement expressly requiring the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (ii) no amendment, modification, termination or waiver of provision of subsection 2.1A(ii) or any other provision of this Agreement relating to the Swingline Loan Commitment or the Swingline Loans shall be effective without the written concurrence of Swingline Lender, and (iii) no amendment, modification, termination or waiver of any obligations of Lenders relating to the purchase of participations in Letters of Credit shall be effective without the written concurrence of each Issuing Lender having a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it and of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 11.6 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by Company, on Company.

               B. If in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement as contemplated by clauses (a) through (e) of the first proviso of subsection 11.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.9C so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (B) terminate such non-consenting Lender's Revolving Loan Commitment and repay each outstanding Revolving Loan of such Lender, in accordance with subsections 2.4A(ii)(b) and 2.4A(i)(b) PROVIDED that unless the Commitments that are terminated, and the Loans that are repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; PROVIDED FURTHER that in any event the Company shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 11.6A.

11.7   INDEPENDENCE OF COVENANTS.

               All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

11.8   NOTICES.

               Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Parent, Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

11.9   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

               B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.6, 11.2 and 11.3 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 11.4 and 11.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

11.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

               No failure or delay on the part of any Lender or any holder of any Note or any interest in any Letter of Credit in the exercise of any power, right or privilege hereunder or under such Note or Letter of Credit shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.11  MARSHALLING; PAYMENTS SET ASIDE.

               Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12  SEVERABILITY.

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

               The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.14  HEADINGS.

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

11.15  APPLICABLE LAW.

               THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11.16  SUCCESSORS AND ASSIGNS.

               This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of any of the Loans, and in the event of any such transfer or assignment the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Neither Company's nor Parent's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company or Parent without the prior written consent of all Lenders. Lenders' rights of assignment are subject to subsection 11.1.

11.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR PARENT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF PARENT AND COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each of the Parent and Company designates and appoints CT Corporation System, and such other Persons as may hereafter be selected by Parent or Company, as the case may be, irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Company and Parent to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Company and at their respective addresses provided in subsection 11.8; PROVIDED that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Company or Parent refuses to accept service, each of Parent and Company hereby agrees that service of process sufficient for personal jurisdiction in any action against Parent or Company, as the case may be, in the State of New York may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 11.8, and each of Parent and Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Parent or Company, as the case may be, in the courts of any other jurisdiction.

11.18  WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11.19  CONFIDENTIALITY.

               Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement or any Collateral Document which has been identified as confidential by Parent or Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and shall not use such information except in connection with matters relating to (a) the extension of credit to Company under this Agreement, (b) the provision of other services or products to Parent, Company and any of Company's Subsidiaries or (c) the exercise of any right, power or remedy available to such Lender under the Loan Documents, it being understood and agreed by Parent and Company that in any event a Lender may make disclosures to any of its Affiliates (who shall agree to be bound by the terms of this subsection 11.19 and who agree not to use such information for the purpose of buying, selling or holding any securities or advising others in connection with buying, selling or holding such securities issued by Parent or Company), outside auditors and counsel or as reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparties or their professional advisors agree to handle the above-described confidential information in accordance with safe and sound practices which are substantially the same as those followed by banking institutions or as required or requested by any governmental agency (including, without limitation, any regulatory body having jurisdiction over such Lender) or representative thereof or the NAIC or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Parent and Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Parent, Company or any of Company's Subsidiaries.

11.20  COUNTERPARTS; EFFECTIVENESS.

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               COMPANY:

                                      BELL & HOWELL OPERATING COMPANY


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              5215 Old Orchard Road
                                              Skokie, Illinois  60077-1076
                                              Attn:  Law Department



               PARENT:

                                      BELL & HOWELL COMPANY


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              5215 Old Orchard Road
                                              Skokie, Illinois  60077-1076
                                              Attn:  Law Department

               LENDERS:

                                      BANKERS TRUST COMPANY,
                                      individually and as Administrative Agent


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------



                                      Notice Address:

                                              BANKERS TRUST COMPANY
                                              One Bankers Trust Plaza
                                              14th Floor
                                              130 Liberty Street
                                              New York, New York  10006
                                              Attn:  Mary Jo Jolly

                                      With a copy to:

                                              BT Alex. Brown Incorporated
                                              300 South Grand Avenue
                                              41st Floor
                                              Los Angeles, California 90071
                                              Attn:  Tony Hass

                                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION,
                                      individually and as Co-Agent



                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION
                                              231 South LaSalle St.
                                              9th Floor
                                              Chicago, Illinois  60697
                                              Attn:  Mr. James Higgins

                                      THE BANK OF NOVA SCOTIA,
                                      individually and as Co-Agent



                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE BANK OF NOVA SCOTIA
                                              600 Peachtree Street NE
                                              Suite 2700
                                              Atlanta, Georgia  30308
                                              Attn:  Shannon Dancila

                                      THE CHASE MANHATTAN BANK


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              CHASE MANHATTAN BANK
                                              270 Park Avenue
                                              New York, NY 10117
                                              Attn: Tim Storms

                                      With a copy to:

                                              CHASE SECURITIES INC.
                                              10 South LaSalle Street
                                              Suite 2300
                                              Chicago, IL 60603
                                              Attn:  Lonnie Essex
                                                      Mark Gibbs

                                      CREDIT LYONNAIS CHICAGO BRANCH


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              CREDIT LYONNAIS CHICAGO BRANCH
                                              227 West Monroe Street
                                              Suite 3800
                                              Chicago, IL 60606
                                              Attn: Nigel R. Carter

                                      DRESDNER BANK AG, NEW YORK AND GRAND
                                      CAYMAN BRANCHES


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------

                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              DRESDNER BANK
                                              190 South LaSalle Street
                                              Suite 2700
                                              Chicago, Illinois  60603
                                              Attn:  Jeffrey Mumm

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      individually and as Co-Agent



                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE FIRST NATIONAL BANK OF CHICAGO
                                              One First National Plaza,
                                                14th Floor
                                              Mail Suite 0088
                                              Chicago, Illinois  60670
                                              Attn:  Karen F. Kizer

                                      LLOYDS BANK PLC


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------

                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------

                                      Notice Address:

                                              LLOYDS BANK PLC
                                              575 Fifth Avenue
                                              18th Floor
                                              New York, NY 10017
                                              Attn: Windsor R. Davies

                                      THE LONG-TERM CREDIT BANK OF JAPAN, LTD., individually and as Co-Agent



                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE LONG-TERM CREDIT BANK OF
                                              JAPAN, LTD.
                                              190 South LaSalle Street
                                              Suite 800
                                              Chicago, Illinois  60603
                                              Attn:  Tetsuya Fujii
                                                       Scott Place

                                      ABN AMRO BANK N.V.


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              ABN AMRO BANK N.V.
                                              135 South LaSalle Street
                                              Chicago, Illinois  60674-9135
                                              Attn:  Douglas Elliot

                                      THE BANK OF NEW YORK


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE BANK OF NEW YORK
                                              One Wall Street
                                              19th Floor
                                              New York, NY 10286
                                              Attn: John Ciulla

                                      THE DAI-ICHI KANGYO BANK, LTD.,
                                      CHICAGO BRANCH


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE DAI-ICHI KANGYO BANK, LTD.
                                              CHICAGO BRANCH
                                              10 South Wacker Drive
                                              Chicago, Illinois  60606
                                              Attn:  John S. Sneed

                                      DLJ CAPITAL FUNDING, INC.


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              DLJ CAPITAL FUNDING, INC.
                                              DONALDSON, LUFKIN & JENRETTE
                                              2121 Avenue of the Stars
                                              32nd Floor
                                              Los Angeles, CA  90067
                                              Attn: Eric Swanson

                                      FIRST UNION NATIONAL BANK


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              FIRST UNION NATIONAL BANK
                                              One First Union Center
                                              301 S. College Street
                                              Floor TW-19
                                              Charlotte, NC  28288-0745
                                              Attn:  Jeff Seaton

                                      HARRIS TRUST & SAVINGS BANK


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              HARRIS TRUST & SAVINGS BANK
                                              111 West Monroe Street
                                              2nd Floor West
                                              Chicago, Illinois  60690
                                              Attn:  Patrick J. McDonnell

                                      THE MITSUBISHI TRUST AND BANKING
                                      CORPORATION


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE MITSUBISHI TRUST AND BANKING
                                                CORPORATION
                                              311 South Wacker Drive
                                              Suite #6300
                                              Chicago, Illinois  60606
                                              Attn:  John H. Page, Jr.

                                      THE SANWA BANK, LIMITED, CHICAGO BRANCH


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              THE SANWA BANK, LIMITED,
                                              CHICAGO BRANCH
                                              10 South Wacker Drive
                                              31st Floor
                                              Chicago, Illinois  60606
                                              Attn:  Richard H. Ault

                                      UNION BANK OF CALIFORNIA, N.A.


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              UNION BANK OF CALIFORNIA, N.A.
                                              350 California Street
                                              6th Floor
                                              San Francisco, CA 94104
                                              Attn: Gail Fletcher

                                      U.S. BANK NATIONAL ASSOCIATION D/B/A AND
                                      F/K/A FIRST BANK NATIONAL ASSOCIATION


                                      By:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------


                                      Notice Address:

                                              U.S. BANK NATIONAL ASSOCIATION
                                              D/B/A AND F/K/A FIRST BANK
                                              NATIONAL ASSOCIATION
                                              First Bank Place
                                              601 Second Avenue South
                                              Minneapolis, MN 55402-4302
                                              Attn: Robert W. Miller MPFP0905